UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LNB Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LNB BANCORP, INC.
457 BROADWAY
LORAIN, OHIO, 44052

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 17, 2007

March 16, 2007

To The Shareholders of LNB Bancorp, Inc.:

     The 2007 Annual Meeting of Shareholders of LNB Bancorp, Inc. (the “Annual Meeting”) will be held at The Lorain National Bank, 521 Broadway, Lorain, Ohio, 44052, on Tuesday, April 17, 2007, at 10:00 a.m. local time for the purpose of considering and voting upon the following matters as more fully described in the attached Proxy Statement:

Proposals:

1.	To elect three directors for the next three years;

2.	Approval of an amendment to the LNB Bancorp, Inc. Code of Regulations; and

3.	To transact any other business which may properly come before the meeting or any postponement or adjournment of the meeting.

     Shareholders of record at the close of business on February 23, 2007 will be entitled to vote the number of common shares held of record in their names on that date at the meeting.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. This proxy may be revoked prior to its exercise.

By Order of the Board of Directors

/s/ Terry M. White
Terry M. White
Corporate Secretary

     Your vote is important. Please mark, sign, date and mail the enclosed proxy form(s) whether or not you plan to attend the Annual Meeting. A return envelope is enclosed for your convenience.

LNB BANCORP, INC.
457 BROADWAY
LORAIN, OHIO 44052

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 17, 2007

Introduction

     This Proxy Statement is being furnished to shareholders of LNB Bancorp, Inc. ("LNB Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for the 2007 Annual Meeting of Shareholders, and any postponement or adjournment thereof, to be held at the time and place set forth in the accompanying notice (the "Annual Meeting"). The notice of the meeting, this Proxy Statement, the Corporation’s annual report to shareholders for the fiscal year ended December 31, 2006 and the enclosed proxy are first being sent to shareholders on or about March 16, 2007.

Voting and Revocation of Proxies

     If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the common shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the proxy holders will vote "For" the approval of the matters set forth in the notice of Annual Meeting which accompanies this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

     The presence of a shareholder at the Annual Meeting will not automatically revoke any proxy previously given by such shareholder. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Secretary of the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Terry M. White, Corporate Secretary, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.

Solicitation of Proxies

     The Corporation will bear the cost of soliciting proxies in the form enclosed herewith. In addition to soliciting proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without incurring any additional cost. The Corporation will request persons, firms and corporations holding common shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and the Corporation will reimburse the holders for their reasonable expenses in doing so.

Meeting Information

Date, Place and Time

     The Annual Meeting will be held on Tuesday, April 17, 2007, at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio, 44052.

Record Date and Voting Rights

     The Corporation’s Board of Directors has fixed the close of business on February 23, 2007 (the "Record Date") as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only holders of record of the Corporation's common shares at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each common share entitles record holders to one vote on each matter properly submitted for consideration at the Annual Meeting.

     As of the Record Date, there were 2,028 record holders of the Corporation's common shares and 6,443,673 of the Corporation's common shares outstanding.

     The shareholders present in person or by proxy will constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

     The three nominees for director who receive the highest number of votes cast in their favor will be elected as directors. Common shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will not be counted as voting for or against any nominee and thus will have no impact on the outcome of the election of directors.

     The approval of the adoption of the amendment to the LNB Bancorp, Inc. Code of Regulations requires the affirmative vote of a majority of the votes represented in person or by proxy. Abstentions with respect to these proposals will not be voted, but will be counted for purposes of determining the number of shares entitled to vote. Accordingly, abstentions will have the same effect as an “Against” vote with respect to these proposals. Broker non-votes will have no effect on these proposals.

Ownership of Voting Shares

     The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and the Corporation's named executive officers, and the directors and executive officers as a group, as of January 31, 2007.

	Common
	Shares
	Beneficially		Percentage of
Name of Beneficial Owner	Owned (1)		Class
Daniel P. Batista	32,639		*
Robert M. Campana	18,590	(2)	*
Terry D. Goode	62,000	(3)	*
James R. Herrick	8,000	(4)	*
Lee C. Howley	15,650	(5)	*
James F. Kidd	82,530		1.28%
Daniel E. Klimas	25,000	(6)	*
David M. Koethe	15,748	(7)	*
Richard E. Lucas	63	(8)	*
Kevin C. Martin	0		*
Benjamin G. Norton	152,398	(9)	2.37%
Stanley G. Pijor	105,337	(10)	1.63%
Jeffrey F. Riddell	127,474	(11)	1.98%
John W. Schaeffer, M.D.	14,768	(12)	*
Eugene M. Sofranko	21,110	(13)	*
Frank A. Soltis	2,679	(14)	*
Terry M. White	7,717		*
Lawrence D. Wickter, Jr.	0		*
Donald F. Zwilling	2,990	(15)	*
All Directors and Executive Officers as a Group (22 in group)	695,226		10.79%

* Ownership is less than 1% of the class.
____________________
(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the common shares reported.
(2)	Includes 18,023 common shares subject to shared voting and investment power with his wife.
(3)	Includes 17,447 common shares subject to shared voting and investment power with his wife.
(4)	Includes 8,000 common shares held in his company’s 401(k) subject to shared voting and investment power.
(5)	Includes 12,650 common shares held by a partnership of which he is a partner and subject to shared voting and investment power.
(6)	Includes 20,000 common shares subject to options which are vested and exercisable.
(7)	Includes 400 common shares in his wife’s name with respect to which Mr. Koethe disclaims shared voting and investment power.
(8)	Effective March 9, 2007, Mr. Lucas resigned as Executive Vice President and Senior Retail Executive of the Corporation.
(9)	Includes 73,809 common shares held in his wife’s trust and subject to shared voting and investment power.

(10)	Includes 49,997 common shares held in his wife’s name and subject to shared voting and investment power.
(11)	Includes 44,378 common shares subject to shared voting and investment power with his wife and children. It also includes 31,663 held in a trust of which Mr. Riddell is a beneficiary.
(12)	Includes 6, 394 common shares in his wife’s name and subject to shared voting and investment power.
(13)	Includes 21,110 common shares held in joint name with affiliated companies and with his wife and subject to shared voting and investment power.
(14)	Includes 2,500 common shares subject to options which are vested and exercisable.
(15)	Includes 709 common shares held in his wife’s trust and subject to shared voting and investment power.

     As of January 31, 2007, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:

Name and Address of	Common Shares
Beneficial Owner	Beneficially Owned	Percent of Class
The Lorain National Bank
457 Broadway
Lorain Ohio 44052 (1)	475,534	7.38%

Bank Funds V, VI and VII, L.P.
208 S. LaSalle Street
Chicago, IL 60604 (2)	432,200	6.71%
____________________
(1)	These common shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by The Lorain National Bank. As fiduciary, The Lorain National Bank has sole power to dispose of 123,228 of these common shares, shared power to dispose of 352,306 of these common shares, sole power to vote 94,019 of these common shares, and shared power to vote -0- of these common shares, for a total of 475,534 of the outstanding common shares of the Corporation.
(2)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007.

PROPOSAL NUMBER 1

Election of Directors

     The Amended Code of Regulations of the Corporation provides that the Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The directors of each class shall hold office for a term of three years. At the Annual Meeting, three directors will be elected to three-year terms expiring in 2010.

     The nominees for election at the Annual Meeting are Daniel P. Batista, Eugene M. Sofranko and Donald F. Zwilling, CPA, each of whom is currently a director of the Corporation. Each of the nominees has indicated his willingness to serve another term as a director if elected. If any nominee should become unavailable for election, which is not currently expected, it is intended that the shares represented by proxy will be voted for any substitute nominee(s) as may be named by the Board of Directors. In no event will the proxy holders vote for more than three nominees or for persons other than those named below and any substitute nominee for any of them.

Nominees for Election as Directors

     Class III Directors. The following table sets forth certain information with respect to the nominees for election as Class III Directors of the Corporation who will be voted upon at the Annual Meeting. Mr. Stanley G. Pijor and Mr. David M. Koethe currently serve as directors whose terms will expire at the Annual Meeting. The Board of Directors has been notified by Mr. Pijor and Mr. Koethe that they will not stand for reelection as directors this year. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.

			Positions and Offices
		Principal Occupation	Held with	Director
Name	Age	for Past Five Years	LNB Bancorp	Since
Class III
Daniel P. Batista	72	Chairman of the Board, Wickens, Herzer, Panza, Cook and Batista, L.P.A.	Director	1983

Eugene M. Sofranko	76	Chairman of the Board, Lorain Glass Company, Inc.	Director	1983

Donald F. Zwilling, CPA	61	Shareholder and Director of Barnes Wendling CPA’s, Inc. Director in charge of the firm’s Sheffield Village office.	Director	2005

Directors Continuing in Office

     Class I and II Directors. The following table sets forth certain information with respect to Class I and Class II Directors of LNB Bancorp, Inc., whose terms expire in 2008 and 2009, respectively. There were no agreements or understandings pursuant to which any of the persons listed below were selected as directors.

			Positions and Offices
		Principal Occupation	Held with	Director
Name	Age	for Past Five Years	LNB Bancorp	Since
Class I
Terry D. Goode	52	Vice President, LandAmerica Financial Group, Inc. and Lorain County Title Company	Director	1997

James R. Herrick	55	President, Liberty Auto Group, Inc.	Director and Chairman	1999

Kevin C. Martin	50	President, EMH Regional Healthcare System, Elyria, Ohio	Director	2005

Benjamin G. Norton	67	LTI Power Systems, Consultant	Director	1983

Class II
John W. Schaeffer, M.D.	61	President, North Ohio Heart Center, Inc.	Director	1999

Robert M. Campana	47	Owner of Campana Development, a real estate development company	Director	1997

Lee C. Howley	59	President, Howley Bread Group Ltd., also Director of LESCO, Inc., a specialty provider of professional turf care products	Director	2001

James F. Kidd	67	President and Chief Executive Officer of LNB Bancorp, Inc. and The Lorain National Bank from December 2003 to February 2005; Vice Chairman of the Board, LNB Bancorp, Inc. and The Lorain National Bank, prior to December 2003 and February 2005 to present	Director and Vice Chairman	1989

Daniel E. Klimas	48	President and Chief Executive Officer and Director of LNB Bancorp, Inc. and The Lorain National Bank since February 2005. President, Northern Ohio Region, Huntington Bank from 2001 to February 2005	President and CEO, LNB Bancorp, Inc. and Director	2005

Jeffrey F. Riddell	55	President and Chief Executive Officer, Consumers Builders Supply Company	Director	1995

PROPOSAL NUMBER 2

APPROVAL OF AMENDMENT TO THE CODE OF REGULATIONS

     The Board of Directors has approved, subject to the approval of the Corporation’s shareholders, an amendment (the “Amendment”) to the Corporation’s Code of Regulations that would allow the Company to issue shares without issuing physical (paper) certificates to evidence those shares (“non-certificated shares”).

     The full text of the Code of Regulations reflecting the Amendment is attached to this proxy statement as Appendix A. The following description of the Amendment is qualified in its entirety by reference to Appendix A.

Current Code of Regulations Requirements

     Article VII of the Corporation’s Code of Regulations currently requires the Corporation to issue physical certificates to each shareholder of record evidencing the shares owned by such shareholder. The current version of Article VII was consistent with the requirements of Ohio law when drafted. However, in view of changes in Ohio law, developments in technology and recordkeeping processes and, in particular, listing requirements recently adopted by the Nasdaq Stock Market, the Board of Directors believes that the Company should have the flexibility to issue non-certificated shares.

Reason for and Effects of Proposed Amendment

     Ohio law now permits the Corporation, subject to certain restrictions, to issue shares without issuing physical certificates to evidence those shares. In addition, the Nasdaq Stock Market, the exchange on which the Corporation’s shares are traded, recently adopted listing requirements mandating that, effective January 1, 2008, companies listed on Nasdaq, such as the Corporation, be eligible to issue non-certificated shares so that they may participate in a “Direct Registration Program” operated by a security depository. The proposed Amendment to the Code of Regulations is necessary in order for the Corporation to be eligible to issue non-certificated shares and participate in this program, as required under Nasdaq rules. Accordingly, the proposed Amendment would permit the Corporation to issue such non-certificated shares to shareholders of record, while at the same time mandating that the Company must comply with all applicable legal requirements and the listing standards of Nasdaq with respect to issuing shares. In addition, although not required by law, the Amendment further would require that, with the exception of shares held under certain employee benefit plans (as to which the Corporation may require that non-certificated shares be issued), no shareholder of record would be required to hold his or her shares in non-certificated form and that, upon request, each shareholder of record would have a right to have physical certificates issued to evidence his or her shares. Accordingly, the Board of Directors recommends that shareholders approve the adoption of the Amendment.

     If approved by shareholders and implemented by the Corporation, a non-certificated share program would be administered by the Corporation’s transfer agent, currently The Registrar and Transfer Company. Under such a program, the transfer agent would maintain an electronic record of the name of the applicable shareholder of record and the number of shares owned. The transfer agent would also maintain systems and controls designed to track accurately the ownership of non-certificated shares by shareholders of record and, when directed by the shareholder, to provide for the transfer of such shares pursuant to those directions. Except as may otherwise be required by law, and subject to the terms of any applicable employee benefit plan, the rights and obligations of holders of non-certificated shares and holders of physical shares for a particular class and series of shares would be identical.

     While the proposed Amendment would make the Corporation eligible to issue non-certificated shares, the Corporation does not currently anticipate issuing non-certificated shares to shareholders of record. The Corporation will consider this issue from time to time and, if the Corporation determines in the future that the cost savings, ease of administration, technical feasibility and shareholder acceptance of such a program justify the use of non-certificated shares for shareholders of record, the Board of Directors may choose to implement such a program in the future. However, as noted above, even if an non-certificated share program were to be implemented in the future, the proposed Amendment to the Code of Regulations provides that no shareholder would be required to hold his or her shares in non-certificated form and that, upon request, each shareholder would have a right to have physical certificates issued to evidence his or her shares.

CORPORATE GOVERNANCE

     The Board of Directors met fourteen (14) times in 2006. Each director in 2006 attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served, with the exception of Mr. Pijor and Dr. Schaeffer. Mr. Pijor did not attend meetings as a result of his health condition. Dr. Schaeffer attended 79% of the regularly scheduled Board meetings; however, when factoring in his attendance at Board committee meetings, he attended 70% of the total meetings. Dr. Schaeffer’s ability to attend Board committee meetings during 2006 was impacted by the Governance Committee’s decision to change the Board committee to which Dr. Schaeffer was assigned during the year, which resulted in a number of scheduling conflicts. The non-employee directors meet in executive sessions after the end of each regularly scheduled Board meeting.

     Neither the Board nor the Governance Committee have implemented a formal policy regarding director attendance at an annual meeting of shareholders. Typically, the Board holds its annual organizational meeting directly following the corresponding annual meeting of shareholders, which results in most directors being able to attend the annual meeting of shareholders. In 2006, thirteen (13) Directors attended the 2006 Annual Meeting of Shareholders.

     In accordance with Nasdaq National Market rules, the Board of Directors determines the independence of each Director and nominee for election as a Director in accordance with the standards set forth in Rule 4200(a)(1)-(15) of the Nasdaq National Market listing rules. The Board of Directors has determined that all Directors are independent in accordance with the Nasdaq National Market listing standards except for Mr. Batista, Mr. Kidd and Mr. Klimas.

     The Board of Directors has established Corporate Governance Guidelines and a Code of Ethics and Business Conduct that applies to all directors, officers and employees, which may be found on the Corporation’s website at www.4lnb.com. The information on the Corporation’s website is not part of this proxy statement. The Corporation intends to post on its website all disclosures that are required by law or Nasdaq National Market listing standards concerning any amendments to, or waivers from, the Code of Ethics and Business Conduct. Shareholders may request a copy of the Code of Ethics and Business Conduct by written request directed to LNB Bancorp, Inc., Attention: Corporate Secretary, 457 Broadway, Lorain, OH 44052.

     Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: LNB Bancorp, Inc. Board of Directors, 457 Broadway, Lorain, Ohio 44052. All letters directed to the Board of Directors will be received and processed by the Corporate Secretary and will be forwarded to the Chairman of the Governance Committee without any editing or screening.

Committees of the Board

     The Board of Directors of LNB Bancorp, Inc., has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Executive Committee. Each Committee serves in a dual capacity as a Committee of the Corporation and The Lorain National Bank.

Audit and Finance Committee

Membership
Lee C. Howley, Chairman
James R. Herrick
Kevin C. Martin
Eugene M. Sofranko
Donald F. Zwilling

     The Audit and Finance Committee met eight (8) times during 2006. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit and Finance Committee, which may be found on the Corporation’s website at www.4lnb.com. All members of the Audit and Finance Committee meet the independence standards of Rule 4200(a)-(15) of the Nasdaq National Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the Audit and Finance Committee qualifications of Rule 4350(d)-(2) of the Nasdaq National Market listing standards. The Board of

Directors has determined that Lee C. Howley is an “audit committee financial expert” for the Corporation and is independent as described in the preceding sentence. The report of the Audit and Finance Committee for 2006 appears under the caption "Report of the Audit and Finance Committee."

Compensation Committee

Membership
Robert M. Campana, Chairman
James R. Herrick
Kevin C. Martin
Benjamin G. Norton
Donald F. Zwilling, CPA

     In 2006, the Board of Directors separated the Compensation and Governance Committee of the Board of Directors into the Compensation Committee of the Board of Directors and the Governance Committee of the Board of Directors, each operating under separate charters.

     The Compensation Committee is comprised entirely of independent directors as prescribed by Nasdaq National Market listing standards. The Board of Directors has adopted a Compensation Committee Charter, which may be found on the Corporation’s website at www.4lnb.com. The Compensation Committee met nine times during 2006. This Committee is responsible for determining Director and executive officer compensation. The Compensation Committee’s role in establishing compensation for the Corporation’s executive compensation is discussed further under the caption “Compensation Discussion and Analysis” and the committee’s report on executive compensation matters for 2006 appears under the caption “Report of the Compensation Committee on Executive Compensation.”

Governance Committee

Membership
Jeffrey F. Riddell, Chairman
Terry D. Goode
David M. Koethe
Benjamin G. Norton
John W. Schaeffer, M.D.

     The Governance Committee is comprised entirely of independent directors as prescribed by Nasdaq National Market listing standards. The Board of Directors has adopted a Governance Committee Charter which may be found on the Corporation’s website at www.4lnb.com. This Committee met six (6) times during 2006.

     This Committee is responsible for developing and recommending to the Board corporate governance policies and guidelines for the Corporation. The Committee also develops guidelines for identifying Director and committee member candidates and recommends qualified candidates to the Board for nomination for election to the Board and appointment to committee membership in accordance with the Corporation’s Amended Code of Regulations. The Committee recommends director candidates to the Board of Directors for nomination, in accordance with the Corporation’s Amended Code of Regulations. The Committee will investigate and assess the background and skills of potential candidates. The Governance Committee is empowered to engage a third party search firm to assist in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Corporation and its subsidiaries have significant networks of business contacts to identify candidates.

     LNB Bancorp’s Corporate Governance Guidelines and Code of Conduct and Business Ethics set forth the following criteria for qualification to serve as a Director: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation’s business; depth and breadth of business and civic experience in leadership positions; and ties to LNB Bancorp’s geographic markets. LNB Bancorp’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Governance Committee at the Corporation’s executive offices, which submissions then will be forwarded to the Chairman. The Governance Committee then would evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31 of each year for consideration in regard to the next annual meeting of shareholders. The Governance Committee is not obligated to recommend to the Board, nor is the Board obligated to nominate any such individual for election. The Corporation has received no shareholder recommendations for any director nominee in respect of the class of directors to be elected at the Annual Meeting. Accordingly, the Corporation has made no rejections or refusals of such candidates.

     The Governance Committee has not hired any director search firm in 2006 and, accordingly, paid no fees to any such company. As indicated above, however, the Governance Committee may do so in the future if necessary.

Executive Committee

Membership
James R. Herrick, Chairman
James F. Kidd, Vice Chairman
Robert M. Campana
Terry D. Goode
Lee C. Howley
Daniel E. Klimas

     The Executive Committee is authorized and empowered to possess and exercise, during the intervals between meetings of the Board of Directors, all of the powers of the Board of Directors in the management and control of the Corporation to the extent permitted by law. This Committee met nine (9) times during 2006.

Report of the Audit and Finance Committee

     The Audit and Finance Committee of the LNB Bancorp, Inc. Board of Directors is composed of five (5) directors, each of whom is independent as defined by the Nasdaq National Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and operates under a written charter adopted by the Board of Directors.

     Management is responsible for the Corporation's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and Plante & Moran, PLLC, the Corporation’s independent auditors in 2006. In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit and Finance Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of LNB Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit and Finance Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited consolidated financial statements of LNB Bancorp, Inc. as of and for the year ended December 31, 2006, with management and the independent auditors.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that LNB Bancorp’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. During 2006 the Committee appointed Plante & Moran, PLLC as the Corporation’s independent auditors for 2006.

Audit and Finance Committee
Lee C. Howley, Chairman
James R. Herrick
Kevin C. Martin
Eugene M. Sofranko
Donald F. Zwilling

Independent Auditors

     On June 2, 2006, the Board of Directors of the Corporation dismissed KPMG LLP as its independent registered public accounting firm. The decision to dismiss KPMG was recommended and approved by the Audit Committee and approved by the Board of Directors. KPMG’s audit reports on the Corporation’s consolidated financial statements for the years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2005 and 2004 and in the subsequent interim period from January 1, 2006 to June 2, 2006, there were no (i) disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its reports, and (ii) no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

     On June 2, 2006, the Corporation engaged Plante & Moran, PLLC as its new independent registered public accounting firm. The decision to engage Plante & Moran was recommended and approved by the Audit Committee and approved by the Board of Directors. During the Corporation’s two most recent fiscal years and in the subsequent interim period from January 1, 2006 to June 2, 2006, neither the Corporation nor anyone acting on its behalf consulted with Plante & Moran regarding (1) the application of accounting principles to any transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Corporation’s financial statements; or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accounting Firm Fees

     The following table sets forth the aggregate fees billed to LNB Bancorp for the fiscal years ended December 31, 2006 and December 31, 2005 by LNB Bancorp’s principal accounting firm, Plante & Moran, PLLC and its former principal accounting firm KPMG LLP.

	For the Year Ended December 31,
	2006	2005
Audit fees	$228,000	$335,000	(a)
Audit-related fees	0	0	(a)
Tax fees	20,000	24,387	(b)
All other fees	40,500	5,600	(c)
Total	$288,500	$364,987
____________________

(a)	Includes fees for services related to benefit plan audits, subsidiary company audits, Statement on Auditing Standards No. 70 and trust compliance. In 2006 the benefit plan audit fees are included in “All other fees”.

(b)	Includes fees for services related to tax compliance.

(c)	The Audit and Finance Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence and has determined that the provision of such services has not affected the principal accountant’s independence. In 2005, these were fees associated with the filing of two S-8 registration statements. In 2006 these fees were associated with the benefit plan audits.

     The Audit and Finance Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

     The Audit and Finance Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviewed such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit and Finance Committee or, in the absence of such action, by the Audit and Finance Committee Chairman, whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit and Finance Committee and approved prior to the completion of the audit. No services were provided by KPMG LLP or Plante & Moran, PLLC pursuant to these exceptions in 2005 or 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Introduction

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) operates under a written charter adopted by the Board of Directors and is responsible for developing and making recommendations to the Board with respect to the Corporations’ executive compensation policies and for the approval and administration of the Corporation’s existing and proposed executive compensation plans, including determining the contents of the Corporation’s executive compensation plans, authorizing the awards to be made pursuant to such plans and reviewing and approving annually all compensation decisions relating to the Corporation’s officers, including the President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”).

     The members of the Compensation Committee are Robert M. Campana, Chairman, Benjamin G. Norton, James R. Herrick, Kevin C. Martin, and Donald F. Zwilling. Each of the current members of the Compensation Committee meets the definitions of (i) “independent” within the meaning of the listing standards of The Nasdaq Stock Market, (ii) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Charter

     The Board of Directors of the Corporation has adopted a charter which describes the responsibilities, functions and authority of the Compensation Committee. The full text of the charter is available on the Corporation’s website at www.4LNB.com by clicking on the link for “Investor Relations.” There were nine meetings of the Compensation Committee in 2006.

Role of Executives in Establishing Compensation

     The Corporation’s Human Resources Department and other members of management assist the Compensation Committee in its administration of the Corporation’s executive compensation program and the overall Corporation’s benefits program. The Corporation’s Chief Executive Officer assesses the performance of each of the Corporation’s other executive officers and provides recommendations to the Compensation Committee as to the structure and amounts of salary, cash bonus awards and equity incentive awards to be paid to such executive officers. The CEO formulates his recommendations with the assistance of the Corporation’s Senior Vice President of Human Resources and by using external industry data surveys developed by America’s Community Bankers, The Delves Group, and The Ohio Bankers League and Robert Half. The Corporation did not engage in an independent compensation consultant during 2006.

     The CEO and the Senior Vice President of Human Resources both attend each meeting of the Compensation Committee for the purpose of providing insight into the Corporation’s performance, the performance of individual executives and their contribution to the Corporation’s performance and to make recommendations as to the structure and implementation of elements of executive compensation. The CEO and the Senior Vice President of Human Resources each excuse themselves from any discussions of their individual compensation by the Compensation Committee. The Compensation Committee believes that the input of these executives provides the Compensation Committee with information necessary to make informed decisions on executive compensation that are consistent with the Compensation Committee’s overall philosophy.

General Compensation Philosophy

     The Compensation Committee has determined that the Corporation, as a performance-driven business, should reward outstanding financial results with appropriate compensation. The Compensation Committee’s strategy for carrying out this philosophy is to seek to link executive compensation with the Corporation’s financial performance and, at the same time, to be sensitive to external market factors which might affect such performance but be outside the control of the Corporation’s executives. The Compensation Committee recognizes the importance of maintaining compensation and benefits at competitive levels in order to attract and retain talented executives. The Compensation Committee has included occasional equity award grants as an element of executive compensation and is considering the implementation of additional equity awards grants in the future as a more key component of executive compensation, since the Compensation Committee believes that equity-based compensation aligns the long-term interests of employees with those of shareholders. In determining whether to make equity award grants in the future, the Compensation Committee will consider the recommendations of the Chief Executive Officer regarding the granting of equity awards for the Corporation’s key executives including the Named Executive Officers. In determining appropriate equity-based compensation awards for the Corporation’s executives, the Compensation Committee anticipates that it will generally focus on the current performance and achievements of the executive, the competitive market survey information, and the executive’s present and potential future contribution to the Corporation’s success.

     The Corporation’s executive compensation program consists of three primary components: base salary, an annual cash bonus and equity incentive awards. In general, base salaries are established at or near market median levels for comparable positions, and an opportunity for higher compensation is provided through annual cash bonuses. These opportunities are dependent upon the achievement of financial objectives established in advance and reflective of the opportunities and challenges present in the Corporation’s industry. In addition, long-term compensation has been awarded in the form of a cash bonus, in the case of the CEO, and in the form of equity awards, in particular stock options and stock appreciation rights, to the Named Executive Officers, all of which are intended to provide key executives with competitive financial benefits, to the extent that shareholder value is enhanced.

     The Corporation also provides its executives with certain other benefits, including the opportunity to participate in a 401(k) retirement savings plan. Certain compensatory insurance benefits and other perquisites described below and in the Summary Compensation Table also are available to the Corporation’s executives. Some of the Named Executive Officers have entered into agreements with the Corporation that provide for certain benefits based upon certain events following a change of control of the Corporation, which the Compensation Committee believes will tend to align the interests of the executives and the Corporation’s shareholders should such a change arise, ensure that the Named Executive Officers remain in their positions during periods of ownership transition and will allow these officers to make operational decisions which are in the best interests of the Corporation and its shareholders.

     The Compensation Committee believes these various elements of the executive compensation and benefits program further the Corporation’s business objectives and the interests of its shareholders by attracting and retaining the talented executive leadership necessary for the growth and success of the Corporation’s business and motivating its executives to exert the maximum possible effort to further the interests of shareholders.

Elements of Compensation

     A primary role of the Committee is to analyze the competitiveness of, and the structure and amounts of annual base salary, annual cash bonus awards and long-term equity incentive awards, where applicable, to be paid to the Corporation’s executives. The Compensation Committee also structures and monitors the Corporation’s equity-based compensation plans, employment and change in control contracts with its executive officers which include, among other things, provisions relating to executives in the event of a change in control of the Corporation. In order to gauge the competitiveness of the Corporation’s executive compensation level, the Compensation Committee may analyze market data regarding annual base salary, annual cash bonus awards and long-term equity incentive awards paid by companies in what the Compensation Committee considers the Corporation’s “primary competitor group,” which includes banks within a Tri-State area with $1 billion in assets and a “secondary competitor group,” which includes banks from across various states having annual revenue similar to that of the Bank. The Compensation Committee relies on management and external research to identify the individual companies which make up these competitor groups. The Compensation Committee and the Human Resources department believe that the most direct competitors for executive talent are not necessarily the companies that would be included in the peer group established to compare shareholder returns. Accordingly, in identifying the group of surveyed employers, the Human Resources department assembles market data on companies having projected revenues similar to that of the Corporation, with particular emphasis on larger employers which may be significant competitors for executive talent. The assembled data is then reviewed by the Chief Executive Officer, the Senior Vice President of Human Resources and with respect to each of the top executive officer positions, adjusted for the scope of responsibilities of the position within the Corporation as compared to the equivalent responsibilities of positions within the companies included in the survey data. The Compensation Committee then compares the Corporation’s compensation and benefits practices with those of the other companies included in the survey data and takes the results into account when establishing compensation guidelines and recommendations for executives.

     In determining each executive’s base salary and annual cash bonus opportunity, the Compensation Committee considers those two elements together in order to set an appropriate level of total annual cash compensation. In general, the Compensation Committee seeks to give each executive the opportunity to earn an annual cash bonus that, if earned, and when combined with the executive’s base salary, would result in total annual cash compensation to the executive that is competitive with the market data provided by the surveys. The Compensation Committee adopted base salary and annual cash bonus opportunities for the Named Executive Officers in 2006 that were consistent with this policy, based on the information provided to the Compensation Committee.

Annual Base Salary

     Generally, the Compensation Committee seeks to establish an annual base salary level for each executive that falls at or near the competitive market levels established for the surveyed positions of executives having similar responsibilities. The Compensation Committee believes that establishing base salaries at this level helps the Corporation attract and retain talented executives and, when paired with the opportunity to earn annual cash bonuses, appropriately rewards executives based on performance.

     In establishing salary levels for each executive other than the CEO, the Compensation Committee, at its regular meeting early in the fiscal year, considers annual survey information from the Human Resources Department and also reviews annual recommendations from the CEO. The Compensation Committee also takes into account whether each executive met key objectives, and considers each executive’s potential future contributions to the Corporation. In addition, the Compensation Committee determines whether each executive’s base salary provides an appropriate reward for the executive’s role in the Corporation’s performance and incentive for the executive to contribute to sustaining and enhancing the Corporation’s long-term performance. Important components that are considered by the Compensation Committee in establishing base salary levels are: know how required to meet the position requirements, span of control, accountability, educational requirements, years of experience, division sales and profit objectives, key departmental objectives, and market salary surveys. Operating objectives vary for each executive and typically change from year-to-year. Financial and operating objectives are considered in the aggregate by the Compensation Committee and are not specifically weighted in establishing base salaries. The base salary levels established for 2006 were based on the judgment of the Compensation Committee, taking into account the CEO’s input regarding each executive’s achievement of applicable 2005 operating and financial objectives and the targeted salary ranges based on market salary information. Where necessary, the Compensation Committee may recognize the particular talents, unique skills, experience, length of service to the Corporation and depth of banking or functional knowledge of certain key executives and determine that their base salary levels must be established above the market range to retain these executives.

     The CEO’s base salary for 2006 was established in accordance with his employment agreement with the Corporation, entered into when he joined the Corporation in 2005. The Compensation Committee determined that the base salary amount provided in the employment agreement with the CEO was appropriate based upon the CEO’s experience, accountability, know how and problem solving abilities, the market survey data reviewed by the Compensation Committee, and because it allowed the Corporation to attract and employ an experienced senior banking executive with the experience and ability to manage the Corporation, with the goal of growing the bank to an institution with $1 billion in assets in Lorain and its contiguous counties by the end of 2008.

Annual Cash Bonus

     The Compensation Committee generally seeks to give each executive an opportunity to earn an annual cash bonus that would result in total annual cash compensation (salary plus bonus) to the executive that falls with the competitive range of surveyed employers when the Corporation meets challenging established financial goals. The Compensation Committee annually determines the appropriate target bonuses for each executive officer (as a percentage of the executive’s salary) so that total annual cash compensation for such executive officer will be competitive within the market, and the executive will have the potential to receive additional bonus amounts if such objectives are exceeded. In determining the target amounts, the Compensation Committee takes into account the cash bonus opportunities established by the surveyed competitor groups identified.

     Each year, the Compensation Committee considers a recommendation from the CEO regarding the appropriate target for that year’s earnings per share at which target bonuses will be earned. The Compensation Committee also takes into account the Corporation’s forecasted annual profitability plan, which is thoroughly reviewed and discussed by the entire Board of Directors. The targeted profitability goal before unusual items is generally set at a level which the Compensation Committee believes is challenging but achievable, and when achieved, the executives are deserving of an annual cash management incentive plan payout. The Compensation Committee may adjust this practice in the future to reflect the realities imposed by external market factors.

     The Compensation Committee adopted the 2006 Management Incentive Plan for Key Executives to provide for the payment of cash bonuses to participating employees, including the Named Executive Officers, upon the Corporation’s achievement of a specified profitability goal during 2006, which is further described below in the Grants of Plan-Based Awards For Fiscal Year 2006 Table. The plan was designed to be consistent with the Corporation’s philosophy that executive compensation should be linked with the Corporation’s financial performance. In order for any bonus to be payable to any employee under the plan, the Company had to achieve at least 80% of the specified target profitability goal, which was $8,430,000. The size of the total potential bonus pool available under the plan would have increased as the Corporation’s profitability increased, subject to a maximum aggregate amount of $800,000. If the Company achieved 80% or more of the specified target profitability amount, each officer would have been entitled to a bonus amount based on a percentage of their base salary, subject to the approval of the Compensation Committee in its sole discretion. If the Corporation achieved 100% of the target profitability goal, the Compensation Committee anticipated providing the Named Executive Officers with bonus amounts based on the following percentages of their respective annual base salaries: Mr. Klimas 50%; Mr. White 15%; Mr. Lucas 20%; Mr. Soltis 20%; Mr. Wickter 25%. The actual bonus amounts paid would have been determined based on the recommendation of the CEO and subject to the approval of the Compensation Committee. The CEO’s recommendations would be based on whether the Corporation met its profitability goal and on how the Named Executive performed with respect to their departmental goals. The corporate objective would be weighted at 60% and the executive’s departmental achievements would have a 40% weighting. If the Corporation exceeded its profitability goal, the total bonus plan pool could be increased in a straight line interpolation manner up to 200% of the bonus pool target. Given that in 2006 the Corporation’s threshold profitability level was not achieved, bonus payments were not made under the 2006 Management Incentive Plan for Key Executives.

Long-Term Compensation Awards

     During 2006, the CEO was granted a stock option to purchase common shares of the Corporation, in accordance with the terms of his employment agreement with the Corporation, entered into when he joined the Corporation in 2005. The agreement provides for the grant to the CEO of stock options to purchase 30,000 common shares each on February 1, 2005, 2006 and 2007. The stock options vest in annual installments of one-third of the shares underlying the grant on each anniversary of the date of grant. Each option was granted at an exercise price equal to the closing price per share of the Corporation’s common shares as quoted on the Nasdaq Stock Market on the date of grant.

     The Compensation Committee is also considering granting stock options to certain executives and certain Named Executive Officers, as compensation for their services in 2006. During 2006, the Corporation incurred expenses that were necessary to meet the Corporation’s long term growth and repositioning objectives. While these expenses limited the ability of the management team in meeting the Corporation’s profitability goal and earning cash bonuses under the 2006 Management Incentive Plan for Key Employees described above, progress was made on a departmental level. Thus, to recognize the efforts extended in 2006 by the key executive officers, the Compensation Committee is considering making stock option grants to certain executives, including the Named Executive Officers.

     During 2006, the Compensation Committee developed the 2006 Chief Executive Officer Long-Term Incentive Plan as a fourth primary element of the CEO’s compensation program. The CEO is the primary force for the long term strategic vision of the Corporation, and the plan provides for a cash incentive payment to the CEO of up to 50% of his base salary, as determined by the Compensation Committee based on achievement of long-term strategic goals. This target amount was based on total long-term compensation granted to similar employees by companies in the competitor peer groups identified by management and approved by the Board of Directors.

     Early in 2006, the Chairman of the Board and the CEO established long-term goals for the Corporation for the CEO to implement during the year, which goals were reviewed and approved by the Compensation Committee. At the end of 2006, the Compensation Committee evaluated the CEO’s performance against the established goals and determined the appropriate percentage of the CEO’s targeted 50% of base salary which to be paid as long-term compensation to be awarded to the executive. In determining the amount of the long-term compensation to be paid to the Chief Executive Officer, the Compensation Committee considered the degree of difficulty involved in achieving the goals in an ever changing competitive environment.

     The Compensation Committee believes that the primary benefit to the Corporation of long term awards is to motivate the CEO to increase shareholder value and ensure adequate executive retention through the grant of long-term compensation awards. The long-term compensation granted to the CEO in 2006 was based on the judgment of the Compensation Committee, taking into account the CEO’s achievement of applicable 2006 objectives, which included but were not limited to: growth of the business within Lorain county and broadening of the Corporation’s geographic reach into Cuyahoga County, restructuring of certain corporate departments, an increase in product offerings to better attract and service customers and researching the opportunities for a merger or acquisition.

     The Compensation Committee took into account the survey results regarding CEO compensation at comparable employers, as well as certain of the financial performance objectives described above. The Compensation Committee noted that under the CEO’s leadership, key operational improvements were accelerated. The Corporation continued to accelerate various initiatives including the completion of hiring an executive leadership team. Further, the Corporation continues to extend its presence in neighboring counties, develop products which complement its existing product lines and better service its customers. Additionally, the CEO remained strongly committed to Lorain County while expanding the Corporation’s Commercial Lending presence into Cuyahoga County. Further progress also was made in meeting the Corporation’s long-term strategic objectives set by management and reviewed by the Board of Directors each year. It is the Compensation Committee’s opinion that meeting these objectives is critical to the ongoing success of the Corporation and that the Corporation has moved toward meeting these objectives under the CEO’s leadership. The Compensation Committee also believes that the CEO continued to keep the Corporation’s strategic direction in line with the ever-changing marketplace in which the Corporation operates. This includes his leadership role in identifying strategic initiatives on an annual basis that are needed to keep the Corporation competitive. All of these objectives were considered in approving the payment of $105,000 to the CEO under the 2006 Chief Executive Officer Long-Term Incentive Plan.

     Under the Corporation’s equity incentive award plans, the Corporation also may grant awards in the form of other equity and performance-based incentives, as may be deemed appropriate by the Compensation Committee from time to time.

Personal Benefits and Perquisites

     The Corporation has established the Lorain National Bank Retirement Savings Plan, a qualified 401(k) defined contribution plan, to which the Corporation makes contributions on behalf of the each of the Named Executive Officers. The Corporation also maintains and pays premiums on behalf of each Named Executive Officer under the Life Insurance and Long-term Disability Plan, an Accidental Death and Dismemberment Plan, and provides partial payment of premiums for medical benefits if the Named Executive Officer so elects.

     The Corporation provided certain Named Executive Officers certain perquisites in 2006, which the Compensation Committee believes are commensurate with the types of benefits and perquisites provided to similarly situated executives within the competitor peer groups, and are thus useful to the Corporation in attracting and retaining qualified executives. These perquisites include the payment of life and disability insurance benefits, automobile expenses, and country club dues as described below under the Summary Compensation Table.

Elements of Post-Termination Compensation

     The Corporation has entered into employment agreements with Mr. Klimas, Mr. White and Mr. Lucas which provide for the payment of certain severance benefits upon termination of employment in certain circumstances, including following a change of control of the Corporation, which arrangements are summarized below under Other Potential Post-Employment Compensation. The Compensation Committee believes that the severance arrangements provided for in these agreements are vital to the attraction and retention of talented executives and, thus, to the long-term success of the Corporation. These agreements also address the Corporation’s interest in ensuring the continuity of corporate management and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover.

Compensation Policies

Section 162(m) of the Internal Revenue Code

     The Compensation Committee believes it is in shareholders’ best interest to retain as much flexibility as possible in the design and administration of executive compensation plans. The Corporation recognizes, however, that Section 162(m) of the Internal Revenue Code disallows a tax deduction for non-exempted compensation in excess of $1,000,000 paid for any fiscal year to a corporation’s chief executive officer and four other most highly compensated executive officers. Because the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met, the Compensation Committee intends generally to structure performance-based compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies the requirements for this exemption whenever administratively and practically feasible. The Board and the Compensation Committee, however, could award non-deductible compensation in other circumstances, as they deem appropriate. Moreover, because of ambiguities in the application and interpretation of Section 162(m) and the regulations issued, there is no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) actually will be deductible.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Corporation’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K and in the Corporation’s definitive proxy statement prepared in connection with its 2007 Annual Meeting of Shareholders.

Compensation Committee
Robert M. Campana, Chairman
James R. Herrick
Kevin C. Martin
Benjamin G. Norton
Donald F. Zwilling

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Corporation specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Corporation’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Compensation Committee Interlocks and Insider Participation

     During 2006, the Compensation Committee was comprised of Messrs. Campana, Herrick, Martin, Norton and Zwilling, each of whom is an independent director.

Summary Compensation Table

     The following table presents the total compensation to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Corporation in 2006 (the “Named Executive Officers”). Effective March 5, 2007, Terry M. White was appointed Chief Operating Officer of the Corporation and Sharon L. Churchill was appointed Chief Financial Officer of the Corporation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Daniel E. Klimas President and Chief Executive Officer	2006	$304,261	$105,000 (4)	--	$ 44,703	--	--	$ 18,581(5)	$ 472,545
Terry M. White Chief Financial Officer	2006	188,182	--	--	2,415	--	--	16,826(6)	207,423
Richard E. Lucas (7) Executive Vice President	2006	172,692	--	--	3,450	--	--	10,665(8)	186,807
Frank A. Soltis Senior Vice President - Information Technology & Operations	2006	169,517	--	--	1,725	--	--	15,798(9)	187,040
Lawrence D. Wickter, Jr. Chief Credit Officer	2006	142,884	--	--	2,415	--	--	13,478(10)	158,777
____________________

(1)	The values reported in this column represent amount recognized by the Corporation for financial statement purposes with respect to (A) stock options awarded to Mr. Klimas during 2006 and (B) stock appreciation rights granted to each Named Executive Officer other than Mr. Klimas during 2006. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the amounts reported in this table, see the discussion of “Stock Options and Stock Appreciation Rights” in the Notes to Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
(2)	The targeted levels established by the Compensation Committee pursuant to the Corporation’s 2006 Management Incentive Plan for Key Executives were not achieved. Accordingly, no compensation was paid to the officers under non-equity incentive plans in 2006. For a description of the 2006 bonus opportunities established by the Compensation Committee under the Executive Incentive Bonus Plan, see footnote 3 to the Grants of Plan-Based Awards Table that follows.

(3)	For purposes of the disclosure in the Summary Compensation Table, perquisites are valued on the basis of the aggregate incremental cost to the Company of providing the perquisite to the applicable officer.
(4)	Represents amount earned by Mr. Klimas in 2006 as a long-term incentive award at the discretion of the Compensation Committee in accordance with the terms of his employment agreement with the Corporation. See “Compensation Discussion and Analysis” for a discussion of the factors considered by the Compensation Committee in determining the terms of this award.
(5)	Compensation reported in this column includes (i) contributions made by the Corporation in 2006 on behalf of Mr. Klimas to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2006 under the Corporation’s life, long-term disability and accidental death and dismemberment plans on behalf of Mr. Klimas; (iii) payments for a vehicle leased by the Corporation for use by Mr. Klimas; and (iv) country club dues.
(6)	Compensation reported in this column includes (i) contributions made by the Corporation in 2006 on behalf of Mr. White to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2006 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Mr. White; and (iii) premiums paid by the Corporation in 2006 under the Corporation’s health insurance plans on behalf of Mr. White.
(7)	Effective March 9, 2007, Mr. Lucas resigned as Executive Vice President and Senior Retail Executive of the Corporation.
(8)	Compensation reported in this column includes (i) contributions made by the Corporation in 2006 on behalf of Mr. Lucas to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2006 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Mr. Lucas; and (iii) premiums paid by the Corporation in 2006 under the Corporation’s health insurance plans on behalf of Mr. Lucas.
(9)	Compensation reported in this column includes (i) contributions made by the Corporation in 2006 on behalf of Mr. Soltis to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2006 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Mr. Soltis; and (iii) premiums paid by the Corporation in 2006 under the Corporation’s health insurance plans on behalf of Mr. Soltis.
(10)	Compensation reported in this column includes (i) contributions made by the Corporation in 2006 on behalf of Mr. Wickter to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2006 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Mr. Wickter; and (iii) premiums paid by the Corporation in 2006 under the Corporation’s health insurance plans on behalf of Mr. Wickter.

Grants of Plan-Based Awards For Fiscal Year 2006

     The following table shows, for the Named Executive Officers, plan-based awards to those officers during 2006, including restricted stock awards and stock option grants, as well as other incentive plan awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards ($) (1)
Daniel E. Klimas	2/1/06								30,000(2)	$19.17	$79,800
	(3)	(3)	(3)	(3)
Terry M. White	1/20/06								3,500(4)	19.00	11,515
	(3)	(3)	(3)	(3)
Richard E. Lucas	1/20/06								5,000(4)	19.00	16,450
	(3)	(3)	(3)	(3)
Frank A. Soltis	1/20/06								2,500(4)	19.00	8,225
	(3)	(3)	(3)	(3)
Lawrence D. Wickter, Jr.	1/20/06								3,500(4)	19.00	11,515
	(3)	(3)	(3)	(3)

(1)	The values reported in this column represent the FAS 123R value of all stock options or stock appreciation rights awarded to each officer during 2006. For a description of the assumptions made in computing the FAS 123R values reported in this table, see the discussion of Stock Options and Stock Appreciation Rights in footnote 17 in the Notes to Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
(2)	Stock options to purchase common shares of the Corporation granted pursuant to the terms of Mr. Klimas’ employment agreement with the Corporation. These options become exercisable in one-third increments over three years, commencing February 1, 2007 and expire on February 1, 2016.
(3)	On December 20, 2005, the Board established the Corporation’s 2006 Management Incentive Plan for Key Executives (the “2006 Incentive Plan”). The Chief Executive Officer and the other Named Executive Officers, were designated as participants in the 2006 Incentive Plan. Under the terms of the 2006 Incentive Plan, cash bonuses would have been paid to participants based upon the Corporation’s achievement of profitability goals for 2006 and certain other financial and non-financial goals, as determined by the Committee. In order for any bonus to have been payable to any participant under the plan, the Corporation had to achieve at least 80% of the target profitability goal, which was established as $8,430,000. The size of the total potential bonus pool available under the plan would have increased as the Corporation’s profitability increased, subject to a maximum capped amount of $800,000. If the Corporation had achieved 80% or more of the specified target profitability amount, the Compensation Committee would have determined, in its sole discretion, the total amount of the available bonus pool that was to be distributed to the Chief Executive Officer, and the remainder of the available pool would have been distributed to other participants in accordance with the plan as determined by the Chief Executive Officer, subject to approval of the Compensation Committee in its sole discretion. The Corporation did not achieve 80% of more of its target profitability goal. Because the performance target was not met under the plan, there was no non-equity incentive plan compensation paid to the officers during 2006. See Compensation Discussion and Analysis above for further discussion of this bonus plan.
(4)	Stock appreciation rights granted pursuant to the Corporation’s Stock Appreciation Rights Plan (the “SAR Plan”). These stock appreciation rights vest in one-third increments over three years, commencing January 20, 2007.

Stock Appreciation Rights Plan

     Each of the stock appreciation rights (“SARs”) set forth in the table above were granted under the LNB Bancorp, Inc. Stock Appreciation Rights Plan (the “SAR Plan”). The SAR Plan permits the Compensation Committee to grant SARs, to be settled in cash only, to officers and other key employees of the Corporation who are eligible to participate in the SAR Plan as determined by the Compensation Committee in its sole discretion. The Compensation Committee may grant SARs for up to an aggregate of 50,000 common shares of the Corporation under the SAR Plan. SARs, when exercised, will entitle the holder thereof to a cash payment based on the appreciation in the fair market value of the common shares underlying the SAR, subject to the terms of the SAR Plan and such terms as may be specified by the Compensation Committee. The purpose of the SAR Plan is to provide long-term incentive compensation opportunities that are intended to help the Corporation attract and retain skilled employees, motivate participants to achieve long-term success and growth of the Corporation, and align the interests of the participating employees with those of the shareholders of the Corporation. The Compensation Committee has the authority to grant SARs under the SAR Plan.

Stock Options and 2006 Stock Incentive Plan

     Each of the stock options currently outstanding were granted pursuant to stock option agreements established outside of a stock option plan. In 2006, the Corporation established the LNB Bancorp, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), a shareholder-approved equity incentive plan which permits the Corporation to grant incentive stock options, nonqualified stock options, stock appreciation rights, performance shares, restricted shares and restricted share units to officers and other key employees of the Corporation who are eligible to participate in the plan as determined by the Compensation Committee in its sole discretion. The maximum number of shares of the Corporation that may be issued pursuant to awards granted under the 2006 Plan is 600,000 shares, up to 400,000 of which may be granted in the form of stock options and 200,000 of which may be granted in the form of restricted shares. The total number of shares underlying awards granted under the Plan to any participant in any fiscal year, regardless of whether any of those awards are subsequently canceled, forfeited, or terminated, will not exceed 60,000 shares. Awards granted under the 2006 Plan are subject to the terms of the plan and such terms as may be specified by the Compensation Committee. The 2006 Plan is administered by the Compensation Committee, which includes the authority to determine the terms and conditions of awards granted under the plan and to interpret, administer and implement the plan. No awards have been granted or are currently outstanding under the 2006 Plan.

Outstanding Equity Awards at December 31, 2006

     The following table shows, for the Named Executive Officers, outstanding equity awards held by such officers at December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel E. Klimas	10,000	20,000(1)	0	$ 19.10	2/1/2015	0	0	0	0
	0	30,000(2)	0	19.17	2/1/2016	0	0	0	0
Terry M. White	0	3,500(3)	0	19.00	1/20/2016	0	0	0	0
Richard E. Lucas	0	5,000(3)	0	19.00	1/20/2016	0	0	0	0
Frank A. Soltis	2,500	0	0	16.50	6/27/2015	0	0	0	0
	0	2,500(3)	0	19.00	1/20/2016	0	0	0	0
Lawrence D. Wickter, Jr.	0	3.500(3)	0	19.00	1/20/2016	0	0	0	0

(1)	These stock options become exercisable in one-third increments over three years commencing February 1, 2006.
(2)	These stock options become exercisable in one-third increments over three years commencing February 1, 2007.
(3)	These stock appreciation rights become exercisable in one-third increments over three years commencing January 20, 2007.

     None of our Named Executive Officers exercised stock options or stock appreciation rights during 2006.

Other Potential Post-Employment Compensation

Severance and Change of Control Benefits

     Upon termination of employment for certain reasons severance and change of control benefits may be paid to certain of the Named Executive Officers. The severance and change of control benefits payable to Mr. Klimas, Mr. Lucas and Mr. White are addressed in their respective employment agreements, as discussed below.

Mr. Klimas

     The Corporation has entered into an employment agreement with Mr. Klimas which has an initial term of three years commencing February 1, 2005, and, unless earlier terminated, permits the parties to extend the then current term by one year on November 1 of each year commencing in 2006. The employment agreement provides for an annual base salary of $300,000, bonus payments based on the attainment by Mr. Klimas of mutually agreed upon performance levels and perquisites consistent with those available to the registrant’s other executives. On February 1, 2005, Mr. Klimas also received a signing bonus of $115,000 and an award of 5,000 unrestricted shares of the registrant’s common stock. The employment agreement also provides for the grant of stock options to purchase 30,000 shares of the registrant’s common stock on February 1, 2005 and each of the first two anniversaries thereof, which options vest over periods ending in 2010. In addition, the employment agreement provides for the development of a long-term incentive award plan for Mr. Klimas, commencing in 2006. The agreement also contains non-disclosure and non-compete provisions that, among other things, prohibit Mr. Klimas from competing with or soliciting employees, customers or clients of the Corporation for a period of one year following the termination of his employment.

     If Mr. Klimas terminates his employment with the Corporation as a result of a breach of the employment agreement by the Corporation or for good cause, or if the Corporation terminates his employment without cause, the Corporation shall continue to pay to Mr. Klimas his salary, and health and life insurance benefits, as in effect immediately prior to the termination, for the then remaining term of the agreement. In addition, Mr. Klimas shall be entitled to a pro rata portion of the annual bonus and long-term incentive awards applicable to the year in which such termination occurs and an annual bonus and long-term incentive awards each equal to 50% of his salary as in effect immediately prior to termination for the then remaining term of the agreement. Mr. Klimas shall also be entitled to be immediately awarded any stock options provided for in the agreement but not then issued, and all unvested stock options held by Mr. Klimas will become immediately exercisable in full. For purposes of the agreement, “good cause” means (i) a material adverse change in Mr. Klimas’ position, responsibilities, duties, or status, or title or offices, with the Corporation, (ii) a reduction in Mr. Klimas’ salary, (iii) a requirement that Mr. Klimas be based at a location more than 50 miles from his current residence in Westlake, Ohio, or (iv) failure of the Corporation to comply with the employee benefit provisions of the agreement. In accordance with the terms described above, assuming that Mr. Klimas’ employment with the Corporation was terminated by the Corporation without cause or by Mr. Klimas for good reason as of December 31, 2006, the amounts and/or values of the benefits he would be entitled to receive are as follows: (1) $623,077 in respect of his applicable base salary for the remainder of the term of the agreement; (2) $3,548 in respect of the continuation of his health and life insurance benefits as then in effect through the remainder of the term of the agreement; and (3) $304,261in respect of his annual bonus and long-term incentive awards for 2006, for a total of $930,886.

     Under the employment agreement, Mr. Klimas is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been an officer of the Corporation.

     Under the employment agreement, if, at any time within two years after the occurrence of a “change in control” (as defined in the agreement), Mr. Klimas’ employment is terminated by the Corporation (except for cause) or Mr. Klimas terminates his employment for good reason, the Corporation will pay to Mr. Klimas a lump sum severance benefit equal to the sum of (a) Mr. Klimas’ highest annual base salary as measured from the date of termination through the end of the term of the agreement (but not less than 24 months), (b) any bonuses earned but unpaid through the date of termination, (c) a pro rated portion of Mr. Klimas’ annual bonus amount for the fiscal year in which the termination occurs, (d) any accrued and unpaid vacation pay, (e) the annual bonus for each remaining year of the term of the agreement (but not less than 24 months) in an amount equal to 50% of Mr. Klimas’ salary as in effect on the date of termination, and (f) a pro rated portion of the long-term incentive awards payable for the year in which the termination occurs and the long-term incentive awards payable for each remaining year of the term of the agreement (but not less than 24 months) in an amount equal to 50% of Mr. Klimas’ salary as in effect on the date of termination. Mr. Klimas shall also be entitled to be immediately awarded any stock options provided for in the agreement but not then issued, and all unvested stock options held by Mr. Klimas will become immediately exercisable in full. If the termination of employment occurs on or before February 1, 2009, Mr. Klimas will be entitled to receive “gross-up”

payments to the extent that payment of any of the foregoing amounts results in excise taxes or penalties under Section 280G or 4999 of the Internal Revenue Code. For purposes of the agreement, “good reason” means, at any time after a change in control, (i) a material adverse change in Mr. Klimas’ position, responsibilities, duties, or status, or title or offices, with the Corporation from those in effect before the change of control, (ii) a reduction in Mr. Klimas’ base salary or failure to pay an annual bonus equal to or greater than the annual bonus earned for the year prior to the change in control, (iii) a requirement that Mr. Klimas be based at a location more than 50 miles from where he was located prior to the change in control or a substantial increase in Mr. Klimas’ business travel obligations as compared to such obligations prior to the change in control, and (iv) failure of the Corporation to continue any material employee benefit or compensation plan in which Mr. Klimas was participating prior to the change in control or provide Mr. Klimas with vacation in accordance with the policies in effect prior to the change in control. For purposes of the employment agreement, “cause” includes failure to perform duties as an employee, illegal conduct or gross misconduct, conviction of a felony, or breach of non-competition or non-disclosure obligations of the employee. In accordance with the terms described above, assuming that a change of control of the Corporation occurred as of December 31, 2006 and Mr. Klimas’ employment with the Corporation was terminated by the Corporation without cause or by Mr. Klimas for good reason immediately thereafter, the amounts and/or values of the benefits he would be entitled to receive are as follows: (1) $608,522 in respect of his applicable base salary for 24 months from the date of termination; (2) $3,276 in respect of the continuation of his health and life insurance benefits as then in effect for 24 months from the date of termination; (3) $304,261 in respect of his annual bonus and long-term incentive awards for 2006; (4) $304,261 each year in respect of annual bonus and long-term incentive awards, for 24 months from the date of termination; and (5) $159,861 in respect of the Corporation’s estimated amount that would be payable to “gross up” Mr. Klimas for excise taxes or penalties under Section 280G or 4999 of the Internal Revenue Code, for a total of $1,684,442.

Mr. Lucas

     The Corporation and Mr. Lucas entered into an employment agreement, pursuant to which Mr. Lucas is to be employed by the Corporation for a term commencing on June 20, 2005 and continuing until terminated pursuant to the provisions of the agreement. The employment agreement provides for a base salary of $170,000 per annum, bonus payments to be paid from time to time at the sole discretion of the Corporation’s Board of Directors and full participation in all incentive and other compensatory plans available generally to the Corporation’s executive officers. The agreement also contains non-disclosure and non-compete provisions that, among other things, prohibit Mr. Lucas from competing with or soliciting employees, customers or clients of the Corporation for a period of either one or two years (determined at the election of the Corporation) following the termination of his employment.

     If Mr. Lucas terminates his employment with the Corporation as a result of a breach of the employment agreement by the Corporation or if the Corporation terminates his employment without cause, he is to be paid an amount equal to his total compensation (as reflected on his Form W-2 federal income tax statement) for the prior calendar year for a period of either one or two years following the date of termination, based on whether the non-compete provisions of the agreement will be in effect for one or two years following termination, as determined at the election of the Corporation. In accordance with the foregoing terms, assuming that Mr. Lucas’ employment with the Corporation was terminated as of December 31, 2006 by the Corporation without cause or by Mr. Lucas as a result of a breach of the employment agreement and that the non-compete provisions of his agreement would remain in effect for two years following termination, he would be entitled to receive $345,384 in respect of his total compensation in 2006 paid for two years following the date of termination.

     Under the employment agreement, Mr. Lucas is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been an officer of the Corporation.

     Under the employment agreement, if, at any time within two years after the occurrence of a “change in control” (as defined in the agreement) that occurs no later than June 20, 2008, Mr. Lucas’ employment is terminated by the Corporation (except for cause) or Mr. Lucas terminates his employment for good reason, the Corporation will pay to Mr. Lucas a lump sum severance benefit equal to the sum of (a) 150% of Mr. Lucas’ highest annual base salary through the date of termination, (b) any base salary and bonuses earned but unpaid through the date of termination, (c) a pro rated portion of Mr. Lucas’ annual bonus amount for the fiscal year in which the termination occurs, and (d) any accrued and unpaid vacation pay. For purposes of the agreement, “good reason” means, at any time after a change in control, (i) a material adverse change in Mr. Lucas’ position, responsibilities, duties, or status, or title or offices, with the Corporation from those in effect before the change of control, (ii) a reduction in Mr. Lucas’ base salary or failure to pay an annual bonus equal to or greater than the annual bonus earned for the year prior to the change in control, (iii) a requirement that Mr. Lucas be based at a location more than 50 miles from where he was located prior to the change in control or a substantial increase in Mr. Lucas’ business travel obligations as compared to such obligations prior to the change in control, and (iv) failure of the Corporation to continue any material employee benefit or compensation plan in which Mr. Lucas was participating prior to the change in control or provide Mr. Lucas with vacation in accordance with the policies in effect prior to the change in control. For purposes of the employment agreement, “cause” includes failure to perform duties as an employee, illegal conduct or gross misconduct, conviction of a felony, or breach of non-competition or non-disclosure obligations of the employee. In accordance with the terms described above, assuming that a change of control of the Corporation occurred as of December 31, 2006 and Mr. Lucas’ employment with the Corporation was terminated by the Corporation without cause or by Mr. Lucas for good reason immediately thereafter, the amounts and/or values of the benefits he would be entitled to receive are as follows: (1) $259,038 in respect of his applicable base salary; and (2) $34,538 in respect of his annual bonus for 2006.

Mr. White

     The Corporation and Mr. White entered into an employment agreement, pursuant to which Mr. White is to be employed by the Corporation for a term commencing on April 1, 2002 and continuing until terminated pursuant to the provisions of the agreement. The employment agreement provides for a base salary of $130,000 per annum, adjusted annually at the discretion of the Compensation and Governance Committee, bonus payments to paid from time to time at the sole discretion of the Corporation’s Board of Directors and full participation in all incentive and other compensatory plans available generally to the Corporation’s executive officers. The agreement also contains non-disclosure and non-compete provisions that, among other things, prohibit Mr. White from competing with or soliciting employees, customers or clients of the Corporation for a period of either one or two years (determined at the election of the Corporation) following the termination of his employment.

     If Mr. White terminates his employment with the Corporation as a result of a breach of the employment agreement by the Corporation or if the Corporation terminates his employment without cause, he is to be paid an amount equal to his total compensation (as reflected on his Form W-2 federal income tax statement) for the prior calendar year for a period of either one or two years following the date of termination, based on whether the non-compete provisions of the agreement will be in effect for one or two years following termination, as determined at the election of the Corporation. In accordance with the foregoing terms, assuming that Mr. White’s employment with the Corporation was terminated as of December 31, 2006 by the Corporation without cause or by Mr. White as a result of a breach of the employment agreement and that the non-compete provisions of his agreement would remain in effect for two years following termination, he would be entitled to receive $376,364 in respect of his total compensation in 2006 paid for two years following the date of termination.

     Under the employment agreement, Mr. White is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been an officer of the Corporation.

     Under the employment agreement, if, at any time within two years after the occurrence of a “change in control” (as defined in the agreement), Mr. White’s employment is terminated by the Corporation (except for cause) or Mr. White terminates his employment for good reason, the Corporation will pay to Mr. White a lump sum severance benefit equal to the sum of (a) 200% of Mr. White’s highest annual base salary through the date of termination, (b) any base salary and bonuses earned but unpaid through the date of termination, (c) a pro rated portion of Mr. White’s annual bonus amount for the fiscal year in which the termination occurs, and (d) any accrued and unpaid vacation pay. For purposes of the agreement, “good reason” means, at any time after a change in control, (i) a material adverse change in Mr. White’s position, responsibilities, duties, or status, or title or offices, with the Corporation from those in effect before the change of control, (ii) a reduction in Mr. White’s base salary or failure to pay an annual bonus equal to or greater than the annual bonus earned for the year prior to the change in control, (iii) a requirement that Mr. White be based at a location more than 50 miles from where he was located prior to the change in control or a substantial increase in Mr. White’s business travel obligations as compared to such obligations prior to the change in control, and (iv) failure of the Corporation to continue any material employee benefit or compensation plan in which Mr. White was participating prior to the change in control or provide Mr. White with vacation in accordance with the policies in effect prior to the change in control. For purposes of the employment agreement, “cause” includes failure to perform duties as an employee, illegal conduct or gross misconduct, conviction of a felony, or breach of non-competition or non-disclosure obligations of the employee. In accordance with the terms described above, assuming that a change of control of the Corporation occurred as of December 31, 2006 and Mr. White’s employment with the Corporation was terminated by the Corporation without cause or by Mr. White for good reason immediately thereafter, the amounts and/or values of the benefits he would be entitled to receive are as follows: (1) $376,364 in respect of his applicable base salary; and (2) $28,227 in respect of his annual bonus for 2006.

Director Compensation

     Under the Corporation’s Corporate Governance Guidelines, non-employee Director compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee. Directors who are also employees of the Corporation receive no additional compensation for service as a Director. The following table shows compensation for non-employee directors for fiscal 2006.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)(1)
Daniel P. Batista	$27,500	$0	$0	$0	$0	$0	$27,500
Robert M. Campana	32,500	0	0	0	0	0	32,500
Terry D. Goode	32,500	0	0	0	0	0	32,500
James R. Herrick	47,500	0	0	0	0	0	47,500
Lee C. Howley	32,500	0	0	0	0	0	32,500
James F. Kidd (2)	32,500	0	0	0	0	0	32,500
David M. Koethe	27,500	0	0	0	0	0	27,500
Kevin C. Martin	27,500	0	0	0	0	0	27,500
Benjamin G. Norton	28,700	0	0	0	0	0	28,700
Stanley G. Pijor	27,500	0	0	0	0	0	27,500
Jeffrey F. Riddell	27,500	0	0	0	0	0	27,500
John W. Schaeffer, M.D.	27,500	0	0	0	0	0	27,500
Eugene M. Sofranko	27,500	0	0	0	0	0	27,500
Donald F. Zwilling	27,500	0	0	0	0	0	27,500

(1)	The Corporation pays a base annual fee to each Director of $27,500. The Vice Chairman of the Board of Directors and the Committee Chairmen are paid a base annual fee of $32,500, and the Chairman of the Board of Directors is paid a base annual fee of $47,500.
(2)	Amounts set forth in this table with respect to Mr. Kidd represent fees paid to Mr. Kidd for serving as Vice Chairman of the Board of Directors. In addition, the Corporation has an individual supplemental retirement agreement with Mr. Kidd, which was entered into during and in connection with Mr. Kidd’s service as an employee of the Corporation. The agreement provides supplemental retirement benefits to Mr. Kidd, in addition to the retirement benefits generally provided to all employees of the Corporation, in the event of: normal retirement; reduced supplemental retirement benefits in the event of early retirement; disability prior to retirement; death; or discharge “without cause.” Upon his retirement as an employee of the Corporation in 1999, Mr. Kidd became entitled under the agreement to receive annual payments of $53,474, commencing March 1, 2000 and continuing for 10 years. These payments were deferred during Mr. Kidd’s term as interim CEO of the Corporation, but resumed in February 2005 and will continue until 2010.

Certain Transactions

     Directors and executive officers of the Corporation and their associates were customers of, or had transactions with, the Corporation or the Corporation's banking or other subsidiaries in the ordinary course of business during 2006. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve greater than normal risk of collectibility or present other unfavorable features.

     Mr. Batista, a director who is not a member of the Audit and Finance, Compensation or Governance Committees, is the chairman of the law firm of Wickens, Herzer, Panza, Cook & Batista, a Legal Professional Association. The Corporation has retained the aforementioned law firm as general legal counsel for the last several years. During the last fiscal year, the Corporation paid to Wickens, Herzer, Panza, Cook and Batista, a Legal Professional Association, legal fees in the amount of $242,414. It is anticipated that this relationship will continue during the current fiscal year.

Review of Certain Transactions

     The Corporation has written procedures for reviewing transactions between the Corporation and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

     The Corporation annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The Corporation’s Audit and Finance Committee and Board of Directors annually review all transactions and relationships disclosed in the director and officer questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence under Nasdaq National Market listing standards and applicable SEC rules.

     In addition to the annual review, the Corporation’s Code of Ethics and Business Conduct requires that the Corporation’s Chief Executive Officer be notified of any proposed transaction involving a director or executive officer that may present an actual or potential conflict of interest, and that such transaction be presented to and approved by the Audit and Finance Committee.

     Upon receiving any notice of a related person transaction involving a director or executive officer, the Chief Executive Officer will discuss the transaction with the Chair of the Corporation’s Audit and Finance Committee. If the any likelihood exists that the transaction would present a conflict of interest or, in the case of a director, impair the director’s independence, the Audit and Finance Committee will review the transaction and its ramifications. If, in the case of a director, the Audit and Finance Committee determines that the transaction presents a conflict of interest or impairs the director’s independence, the Board of Directors will determine the appropriate response. If, in the case of an executive officer, the Audit and Finance Committee determines that the transaction presents a conflict of the interest, the Audit and Finance Committee will determine the appropriate response. The related person transactions described above were approved by the Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934 requires LNB Bancorp's executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and LNB Bancorp reports of their ownership of LNB Bancorp securities. Based upon written representations and copies of reports furnished to LNB Bancorp by Insiders, all Section 16 reporting requirements applicable to Insiders during 2006 were satisfied on a timely basis with the exception of:
     Mr. Daniel E. Klimas - one Form 4 that was not filed in a timely manner,
     Mr. Eugene M. Sofranko - one Form 4 that was not filed in a timely manner, and
     Mr. Donald F. Zwilling – one Form 4 that was not filed in a timely manner.

Shareholder Proposals for Next Annual Meeting

     Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Corporation in connection with its annual meeting of shareholders to be held in 2008 must do so no later than November 17, 2007. To be considered eligible for inclusion in the Corporation’s 2008 Proxy Statement, a proposal must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended. Shareholder proposals should be directed to LNB Bancorp, Inc., Attention: Investor Relations, 457 Broadway, Lorain, Ohio 44052. Unless notice of a shareholder proposal for the 2008 annual meeting of shareholders is received by the Corporation not later than January 31, 2008, the Corporation intends that proxies received by it will be voted in the interest of the Corporation in accordance with the judgment of the Board of Directors.

     The Corporation's Amended Code of Regulations establishes advance notice procedures as to the nomination by shareholders of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Corporation in writing no fewer than 14 days nor more than 50 days in advance of next year's Annual Meeting unless the Corporation gives you less than 21 days notice of the Annual Meeting and then notice of nominations must be given no later than the seventh day after we mailed notice of the Annual Meeting to you. Notice of nominations of directors must also meet all other requirements contained in the Corporation's Amended Code of Regulations. You may obtain the Code of Regulations by written request. Such request should be directed to LNB Bancorp, Inc., Attention: Corporate Secretary, 457 Broadway, Lorain, OH 44052.

Selection of Auditors

     The Audit and Finance Committee of the Board of Directors has selected Plante & Moran, PLLC as independent auditor for the current year. We expect representatives of Plante & Moran, PLLC to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

Other Business

     The Board of Directors is not aware of any other matter that may be presented at the Annual Meeting other than the matters stated in the notice of Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

Annual Report

     We will provide without charge a copy of the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2006 to any shareholder who makes a written request for it directed to Terry M. White, Corporate Secretary, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.

     We urge you to sign and return the enclosed Proxy Form as promptly as possible whether or not you plan to attend the meeting in person.

APPENDIX A

 AMENDED
CODE OF REGULATIONS
OF
LNB BANCORP, INC.

TABLE OF CONTENTS

			PAGE

ARTICLE I — DEFINITIONS AND USAGE

SECTION	1.	Definitions	1
SECTION	2.	Word Usage	2
SECTION	3.	Ohio Law	2

ARTICLE II — SHAREHOLDER MEETINGS

SECTION	1.	Annual Shareholder Meetings	2
SECTION	2.	Special Shareholder Meetings	2
SECTION	3.	Record Dates	3
SECTION	4.	Notice	3
SECTION	5.	Quorum and Attendance	3
SECTION	6.	Voting	4
SECTION	7.	Proxies	4
SECTION	8.	Parliamentary Procedure and Minutes	4
SECTION	9.	Action by Shareholders in Writing Without a Meeting	5

ARTICLE III — BOARD MEETINGS

SECTION	1.	Annual Reorganizational Board Meeting	5
SECTION	2.	Regular Board Meetings	5
SECTION	3.	Special Board Meetings	5
SECTION	4.	Notice	5
SECTION	5.	Quorum and Attendance	6
SECTION	6.	Voting	6
SECTION	7.	Election of Officers	6
SECTION	8.	Parliamentary Procedure	7
SECTION	9.	Action by Directors in Writing Without a Meeting	7
SECTION	10.	Amendments to Article III	7

ARTICLE IV — BOARD OF DIRECTORS

SECTION	1.	Number, Election, Qualification and Term	7
SECTION	2.	Board Vacancies	8
SECTION	3.	Board Powers and Duties	9
SECTION	4.	Voting	9
SECTION	5.	Board Committees	9
SECTION	6.	Compensation and Expenses	10
SECTION	7.	Bylaws	10
SECTION	8.	Amendment of Article IV	10

(i)

ARTICLE V — OFFICERS

SECTION	1.	Designation and Qualification	10
SECTION	2.	Officer Vacancies and Succession	11
SECTION	3.	Powers and Duties of Officers	11

ARTICLE VI — INDEMNIFICATION OF SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

SECTION	1.	Definitions	12
SECTION	2.	Indemnification for Third-Party Claims	13
SECTION	3.	Indemnification for Claims by or in the Right of the Corporation	13
SECTION	4.	Release from Liability and Contribution	13
SECTION	5.	Subrogation	14
SECTION	6.	Insurance and Similar Protection	14
SECTION	7.	Other Rights	14
SECTION	8.	Conditions and Limitations	14

ARTICLE VII — SHARES

SECTION	1.	Certificates and Share Records	15
SECTION	2.	Lost, Stolen or Destroyed Share Certificates	16
SECTION	3.	Cancellation of Share Certificates	16
SECTION	4.	Transfer of Shares	16

ARTICLE VIII — OTHER INSTRUMENTS

SECTION	1.	Prior Instruments	16
SECTION	2.	Conflicts of Instruments	16

ARTICLE IX — FAIR PRICE AND SUPER VOTE REQUIREMENTS IN CERTAIN BUSINESS COMBINATIONS

SECTION	1.	Definitions	17
SECTION	2.	Supermajority Vote to Effect Business Combination	18
SECTION	3.	Conditions Required to Effect Business Combination	19
SECTION	4.	Conditions and Requirements to Fair Price	19
SECTION	5.	Other Applicable Voting Requirements	20
SECTION	6.	Continuing Directors	20
SECTION	7.	Effects on Fiduciary Obligations of Interested Shareholders	20
SECTION	8.	Further Considerations to Effect Business Combination	21
SECTION	9.	Repeal	21

ARTICLE X — AMENDMENTS AND MISCELLANEOUS

SECTION	1.	Amendments	21
SECTION	2.	Miscellaneous	22

(ii)

 AMENDED
CODE OF REGULATIONS
OF
LNB BANCORP, INC.

ARTICLE I

DEFINITIONS AND USAGE

Section 1. Definitions.

     For purposes of these Regulations, the following words and phrases have the meanings designated below:

          a. "Articles of Incorporation" herein means the Corporation's articles of incorporation filed with the Secretary of State of Ohio on October 11, 1983, all amendments thereto and restatements thereof, and all amended articles of incorporation.

          b. "Board" herein means the Board of Directors of the Corporation.

          c. "Board Meeting" herein means any Annual Reorganizational Board Meeting, Regular Board Meeting or Special Board Meeting (as defined in Article III, Sections 1, 2 and 3, respectively).

          d. "Committees" herein means those Board Committees designated in Article IV of these Regulations.

          e. "Common Shares" herein means the Corporation's issued and outstanding common shares as defined in the Articles of Incorporation.

          f. "Corporation" herein means LNB Bancorp, Inc.

          g. "Days" herein means calendar days.

          h. "Director" herein means any person properly elected or appointed to the Board and holding the office as a Director as described in Article IV of these Regulations.

          i. "Interested Shareholder" herein means any Shareholder of the Corporation (as defined in Article IX, Section 1g.).

          j. "Officer" herein means any person properly elected or appointed to an Officership designated in Section 1 of Article V of these Regulations.

          k. "Person" herein means an individual, partnership, trust, corporation, limited liability company, or other entity.

          l. "Regulations" herein means these amended Regulations.

          m. "Share" herein means a unit of the Corporation's issued and outstanding voting shares whether evidenced by a share certificate or non-certificated and shall consist of: (i) Common Shares, and (ii) Voting Preferred Shares.

          n. "Shareholder" herein means any Person who or which hereafter owns at least one (1) Share; provided, however, any such Person shall cease being a "Shareholder" for purposes of these Regulations immediately when such Person no longer owns at least one (1) Share.

          o. "Shareholder Meeting" herein means any Annual Shareholder Meeting or any Special Shareholder Meeting (as defined in Article II, Sections 1 and 2, respectively).

          p. "Voting Preferred Shares" herein means the Corporation's issued and outstanding voting preferred shares as defined in the Articles of Incorporation.

Section 2. Word Usage.

     Where the context of these Regulations require, words used in the masculine shall include the feminine and neuter; words in the singular, the plural; and vice-versa.

Section 3. Ohio Law.

     These Regulations are adopted in the State of Ohio and Ohio's laws shall govern all matters of interpretation, construction and validity and all disputes, controversies and litigation arising hereunder.

ARTICLE II

SHAREHOLDER MEETINGS

Section 1. Annual Shareholder Meetings.

          a. The annual meeting of the Shareholders (herein called the "Annual Shareholder Meeting") shall be held at the Corporation's principal office on the third Tuesday in April of each year (but, if a legal holiday, then on the next following business day), or on such other day and at such other time and place (within or without the State of Ohio) as the Board determines and calls in its sole discretion; provided, however, that the Annual Shareholder Meeting must be held each year no later than six (6) months after the close of the Corporation's fiscal year.

          b. The purposes of the Annual Shareholder Meeting are to elect Directors, receive all Corporation's annual financial statements as required by law, receive and act upon annual and other reports of the Officers and the Board, transact other Shareholder business and activities, and take any other Shareholder actions.

Section 2. Special Shareholder Meetings.

          a. Special meetings of the Shareholders (herein called a "Special Shareholder Meeting") may be called by the registered holders of at least twenty-five percent (25%) of the Corporation's Shares, by the Chairman of the Board, by the Vice-Chairman of the Board, by the Chief Executive Officer (as designated by the Board under Section 1 of Article V of these Regulations), by the Chief Operating Officer (if any is so designated by the Board under Section 1 of Article V), or by the Board (by action at any Board Meeting or by a majority of the Directors acting without a Board Meeting) through a written request delivered either in person or by registered United States mail to the President or the Secretary of the Corporation.

          b. All Special Shareholder Meetings shall be held within sixty (60) days of call, on the day, at the time and at the place (within or without the State of Ohio) as the Board determines.

          c. The purpose(s) of any Special Shareholder Meeting may be to transact any Shareholder business and activities and to take any Shareholder actions.

Section 3. Record Dates.

          a. For purposes of determining those Shareholders entitled to (1) receive Notice (as defined in Section 3 hereof) of any Shareholder Meeting, or (2) receive dividends or distributions, or (3) exercise any other Shareholder rights, the Board shall fix record dates (herein called "Record Dates") not earlier than the date on which the Record Date is established and not more than sixty (60) days prior to the designated event. If the Board fails to fix a Record Date, the Record Date shall be deemed to be the date immediately preceding the day on which either the Notice is given or, if applicable, on which the Shareholder Meeting is held.

          b. Unless otherwise provided by law, only holders of Shares actually registered in the holder's name on the Corporation's Share records at the close of business on the Record Date shall be recognized and counted for the applicable purposes designated in Section 3a., above.

Section 4. Notice.

          a. The President or Secretary of the Corporation shall prepare written notice (herein called "Notice") stating the date, time, place and purpose(s) of each Shareholder Meeting. Not less than ten (10) nor more than sixty (60) days before any Shareholder Meeting, the President or Secretary of the Corporation either shall cause personal delivery of the Notice or shall mail (by ordinary United States mail, postage prepaid) the Notice to each registered holder (as of the Record Date) of the Corporation's Shares at the address then appearing on the Corporation's Share records. All Notices with respect to any Shares in the names of two (2) or more Persons may be given to any of such Persons and the Notice so given shall be effective as to all holders of such Shares. Any Person who becomes a Shareholder after the Notice has been delivered or mailed shall be deemed to have received and shall be bound by such Notice.

          b. Notwithstanding any contrary provision herein, a Shareholder's attendance (in person or by proxy) at any Shareholder Meeting waives any lack of or deficiency in Notice of such Meeting and a Shareholder may further waive Notice (before, after or during any Shareholder Meeting) through a written document signed by such Shareholder.

          c. Notice of adjournment of any Shareholder Meeting need not be given if the date, time and place to which the Meeting is adjourned are fixed and announced at such Meeting.

Section 5. Quorum and Attendance.

          a. The Shareholders present (in person or by proxy) constitute a quorum for the transaction of business at any Shareholder Meeting, unless otherwise expressly provided in the Articles of Incorporation or these Regulations unless otherwise required by law.

          b. Whether or not a quorum exists, a majority of the Shares (represented in person or by proxy) at any Shareholder Meeting may adjourn the Meeting.

Section 6. Voting.

          a. Except as otherwise modified by the express terms of any Shares, by the Articles of Incorporation, or by these Regulations, each holder of a Share shall be entitled to one (1) vote for each Share registered in such holder's name on the Corporation's Share records as of the Record Date.

          b. At any Shareholder Meeting, all matters properly submitted to the Shareholders shall be decided by a majority vote of the Shares represented in person or by proxy, unless otherwise provided in these Regulations or in the Articles of Incorporation or otherwise required by law.

Section 7. Proxies.

          a. A Shareholder may be represented and vote at any Shareholder Meeting by written proxy signed by such Shareholder (or by the Shareholder's duly authorized officer) and submitted to the Secretary or the President of the Corporation at or before the Shareholder Meeting. Such Proxy shall be valid for only the Shareholder Meeting designated therein and shall name as proxy only another Shareholder.

          b. A Shareholder may exercise any Shareholder consents, waivers, releases or other Shareholder rights by written proxy signed by such Shareholder (or by the Shareholder's duly authorized officer) and submitted to the Secretary or the President of the Corporation prior to the exercise thereof.

Section 8. Parliamentary Procedure and Minutes.

          a. Robert's Rules of Order (as periodically revised) constitute the final authority for parliamentary procedures at all Shareholder Meetings, except where such Rules conflict with law or with these Regulations.

          b. At all Shareholder Meetings, the order of business shall be as follows:

(1)	Roll call or attendance record;

(2)	Presentation and action upon Minutes of previous Shareholder Meeting;

(3)	Unfinished (old) business;

(4)	Review of Annual Financial Statements of the Corporation;

(5)	Financial or other reports of the Board;

(6)	Financial or other reports of Officers;

(7)	Reports of Committees (if any);

(8)	Election of Directors (if applicable);

(9)	New or miscellaneous business; and

(10)	Adjournment.

The order of business may be periodically changed for any Shareholder Meeting by the Chairman of the Meeting or by a majority vote of the Shares present (in person or by proxy) at such Meeting.

          c. The Secretary of the Corporation shall cause to be recorded Minutes of all Shareholder Meetings.

Section 9. Action by Shareholders in Writing Without a Meeting.

     Notwithstanding any contrary provision in these Regulations, Shareholders may properly and officially act without a Meeting through a written document or documents signed by the registered holders of all Shares as of the Record Date for such action and all such documents shall be filed with or entered upon the records of the Corporation.

ARTICLE III

BOARD MEETINGS

Section 1. Annual Reorganizational Board Meeting.

          a. The annual reorganizational meeting of the Board (herein called the "Annual Reorganizational Board Meeting") shall be held each year following the Annual Shareholder Meeting at such time and place (within or without the State of Ohio) as determined by the Board but, in no event, later than six (6) months after the close of the Corporation's fiscal year.

          b. The purposes of the Annual Reorganizational Board Meeting are to elect Officers, receive and act upon any reports, transact any other Board business and activities, and take any other Board actions.

Section 2. Regular Board Meetings.

     Regular meetings of the Board (herein called "Regular Board Meetings") shall be periodically held on the days and at the times and places (within or without the State of Ohio) as the Board (in its sole discretion) determines.

Section 3. Special Board Meetings.

          a. Special meetings of the Board (herein called "Special Board Meetings") may be called by any two (2) Directors, the Chairman of the Board, or the President.

          b. All Special Board Meetings shall be held within seven (7) days of call, at the time and at the place (within or without the State of Ohio) as the Board, the Chairman of the Board or the President determines.

          c. The purpose(s) of any Special Board Meeting may be to transact any Board business and activities and to take any Board actions.

Section 4. Notice.

          a. The Secretary of the Corporation or any other Officer shall give to each Director written or oral notice (herein called "Notice") stating the date, time and place (but not necessarily the purposes) of each Board Meeting. At least two (2) days before each Board Meeting (or such shorter time period as the Chairman of the Board or the President determines to be reasonably necessary), the Secretary of the Corporation (or any other Officer) shall cause personal delivery or other communication of the Notice or shall mail (by ordinary United States mail, postage prepaid) the Notice to each Director.

          b. Notwithstanding any contrary provision herein, a Director's attendance at any Board Meeting constitutes such Director's waiver of any failure to give or deficiency in Notice of such Meeting and a Director may further waive Notice (before, after or during any Board Meeting) through a written document signed by such Director.

          c. Notice of adjournment of any Board Meeting need not be given if the date, time and place to which the Meeting is adjourned are fixed and announced at such Meeting.

Section 5. Quorum and Attendance.

          a. A majority of the Directors in office (who must be present in person) constitutes a quorum for the transaction of business at any Board Meeting. A quorum must exist as a condition precedent to (and at the time of) the transaction of any Board business or the vote upon any matter submitted to the Board.

          b. Whether or not a quorum exists, a majority of the Directors present in person at any Board Meeting may adjourn the Meeting.

Section 6. Voting.

          a. Upon all matters properly submitted to the Board, each Director in office shall be entitled to one (1) vote but Directors shall vote and act as a Board.

          b. At any Board Meeting, all matters properly submitted to the Board shall be decided by a majority vote of all the Directors present in person at the Board Meeting, unless otherwise provided in these Regulations or required by law.

          c. A Director may not vote, consent, take any action as a Director or be represented at a Board Meeting by proxy. Only Directors present in person at a Board Meeting during the actual transaction of a matter may vote thereon.

          d. For purposes of these Regulations, a Director shall be deemed to be "present in person" at any Board Meeting if such Director: (i) participates at the Board Meeting by means of communications equipment but only if all Directors participating at the Board Meeting can hear each other Director, or (ii) is actually physically present at the Board Meeting; provided, however, that a Director who is deemed to be present in person at any Board Meeting pursuant to subitem (i) of this Section 6d. shall not be entitled to Director's fees or compensation for such Board Meeting.

Section 7. Election of Officers.

          a. At each Annual Reorganizational Board Meeting, the Board shall elect Officers to serve until their respective successors are elected at the next Annual Reorganizational Board Meeting, or until their earlier death, disqualification, resignation or removal from office.

          b. If no Annual Reorganizational Board Meeting is held or if all Officers are not elected at the Annual Reorganizational Board Meeting, the Board shall elect any remaining unelected Officers at a Special or Regular Board Meeting and such Officers shall serve until their respective successors are elected at the next Annual Reorganizational Board Meeting, or until their earlier death, disqualification, resignation or removal from office.

          c. Any Director in office may designate Persons (qualified under Section 1 of Article V of these Regulations) as nominees for Officers. Only nominees are eligible to be elected Officers and nominees receiving the greatest number of votes shall be so elected.

          d. Any Person (who is qualified as designated in Section 1 of Article V) shall be eligible to serve and to be elected for an unlimited number of consecutive or non-consecutive terms as an Officer.

Section 8. Parliamentary Procedure.

          a. Robert's Rules of Order (as periodically revised) constitute the final authority for parliamentary procedures at all Board Meetings, except where such Rules conflict with law or with these Regulations.

          b. The Secretary of the Corporation shall cause to be recorded Minutes of all Board Meetings.

Section 9. Action by Directors in Writing Without a Meeting.

     Notwithstanding any contrary provision in these Regulations, the Board may properly and officially act without a Meeting through a written document or documents signed by all Directors then serving on the Board and all such documents shall be filed with or entered upon the records of the Corporation.

Section 10. Amendments to Article III.

     Notwithstanding any contrary provision in these Regulations, amendments to any provision of this Article III shall require the affirmative vote of the holders of seventy-five percent (75%) of the Shares; provided, however, that any such amendments shall, instead, be governed by the Shareholder voting requirements of Section 1 of Article X of these Regulations if: (i) the Corporation has no Interested Shareholder (as defined in Section 1 of Article IX) and the proposed amendment is first approved by a majority vote of the whole Board, or (ii) the Corporation has an Interested Shareholder and the proposed amendment is first approved by a two-thirds (2/3) majority of the Continuing Directors (as defined in Section 1 of Article IX).

ARTICLE IV

BOARD OF DIRECTORS

Section 1. Number, Election, Qualification and Term.

          a. The number of Directors on the Board shall be fixed at fifteen (15) unless and until changed by the Board as provided in these Regulations.

          b. At each Annual Shareholder Meeting, the Shareholders shall elect Directors by ballot (in accordance with these Regulations) to serve for a Term (as defined in Section 1e. of this Article) and until their respective successors are elected or until their earlier death, disqualification, resignation or removal from the Board.

          c. If no Annual Shareholder Meeting is held or if all Directors are not elected at the Annual Shareholder Meeting, the Shareholders shall elect (by ballot in accordance with these Regulations) Persons to the Board at a Special Shareholder Meeting and such Directors shall serve for a Term (as defined in Section 1e. of this Article) and until their respective successors are elected or until their earlier death, disqualification, resignation or removal from the Board.

          d. Notwithstanding any contrary provision in the Regulations, the number of Directors on the Board may be periodically changed by the Board (in its sole discretion) either (i) by a two-thirds (2/3) majority vote of the Continuing Directors (as defined in Section 1 of Article IX of these Regulations), if the Corporation has an Interested Shareholder (as defined in Section 1 of Article IX of these Regulations), or (ii) by a majority vote of the whole Board, if the Corporation has no Interested Shareholder. The Board shall fill (at any time in its sole discretion) any Directorship created by the Board either (i) by a two-thirds (2/3) majority vote of the Continuing Directors, if the Corporation has an Interested Shareholder, or (ii) by a majority of the whole Board, if the Corporation has no Interested Shareholder. New Directors so elected by the Board shall be assigned to one or more Director Classes in accordance with Section 1e. of this Article.

          e. The Directorships shall be divided into three (3) classes (herein the "Director Classes"), Class I, Class II, Class III, and each Director shall be assigned to a Director Class. Each Director Class shall consist of approximately an equal number of Directors and the terms of office for each Director Class shall expire in succeeding years. At each annual election of Directors by the Shareholders, the Directors so elected shall be identified as to Director Class and as to the Directorships succeeded and shall be elected for a term (herein called the "Term") expiring at the third (3rd) following Annual Shareholder Meeting and the election of their respective successors. If the number of Directorships is changed by the Board pursuant to Section 1d. of this Article, any increase or decrease in the Directorships shall be apportioned among the Director Classes as equally as possible and each additional Director's Term shall coincide with the terms of such Director Class.

          f. Nominations for election to the Board may be made by the Board (by a majority vote thereof) or any Shareholder. Nominations (other than those made by the Board) shall be made in writing and shall be delivered or mailed to the President or the Secretary not less than fourteen (14) days nor more than fifty (50) days prior to any Shareholder Meeting called for the election of Directors; provided, however, that if less than twenty-one (21) days Notice of the Shareholder Meeting is given to the Shareholders, such nominations shall be mailed or delivered to the President or the Secretary not later than the close of business on the seventh (7th) day following the day on which the Notice of the Shareholder Meeting was mailed. Such notification shall contain the following information: (i) the name and address of each proposed nominee; and (ii) the principal occupation of each proposed nominee; and (iii) if known, the total number of Shares that will be noted for each proposed nominee; and (iv) the name and residence address of the notifying Shareholder(s); and (v) the number of Shares owned by the notifying Shareholder(s). Nominations not made in accordance with this Section 1f. shall not qualify and shall be disregarded at the Shareholder Meeting..

          g. Subject to this Section 1, a Person may serve as a Director for an unlimited number of consecutive or non-consecutive Terms.

Section 2. Board Vacancies.

          a. Board vacancies shall occur from the disqualification, death, or resignation of any Director; from the removal (with or without cause) of a Director from the Board; or from the Shareholders' failure to elect the entire fixed and authorized number of Directors; provided, however, that a vacancy shall not occur if, as a result of any of the foregoing, the Board determines to reduce the corresponding number of Directorships pursuant to its authority under Section 1d. of this Article IV.

          b. Any Director may be removed from the Board (with or without cause) at any time and without notice or demand by the vote of the holders of at least seventy-five percent (75%) of the Shares.

          c. At any time, a Director may resign from the Board by delivering or mailing (by certified, United States mail) written notice of the resignation to the President or the Secretary. The resignation shall be effective upon actual receipt of the notice by the Officer, unless the notice specifies a later resignation date.

          d. The vote of the majority of the remaining Directors (even if such Directors are less than a majority of the whole authorized number of Directors) shall fill all Board vacancies (when and as determined by such remaining Directors) by electing successor Directors to fill the unexpired Term of the vacated Directorships and to serve until their respective successors are elected, or until their earlier resignation, disqualification, death or removal from the Board.

Section 3. Board Powers and Duties.

          a. Except as otherwise expressly provided in these Regulations, all policy and administrative powers and authority of the Corporation are vested in and shall be exercised solely and exclusively by (or under the direction of) the Board which, in its sole discretion, shall have charge, control and management of the Corporation's property, affairs, businesses, activities and funds. In accordance with these Regulations, the Board also shall elect Officers, create and disband Board Committees, appoint Board agents, authorize and empower the Corporation to negotiate and execute contracts, and perform all other acts and functions permitted by law and consistent with the Articles of Incorporation and these Regulations.

          b. Except as otherwise expressly designated by the Board, individual Directors shall have no powers and authority to act on the Board's behalf or on the Corporation's behalf and all Directors shall act and vote as a Board.

Section 4. Voting.

          a. Each Director shall be entitled to one (1) vote on all matters properly submitted to the Board for its vote, consent, waiver, release or other action.

          b. Unless otherwise provided in these Regulations or by law, the Board shall act by a majority vote of those Directors actually present in person at any Board Meeting when a quorum of Directors then exists.

Section 5. Board Committees.

          a. The Board may create Board Committee(s) and appoint, remove and reappoint all members to such Committee(s). Such Committee(s) shall act at the Board's direction and the Board shall have exclusive authority to designate the duties, functions and powers of the Committee(s).

          b. By resolution adopted by a majority of the whole Board, the Board may create (from its membership) and define the powers and duties of an Executive Committee and may determine that, during the intervals between Board Meetings, the Executive Committee may possess and may exercise all of the powers of the Board in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board at its first Meeting thereafter.

          c. Unless otherwise provided by the Board, a majority of the members of any Committee appointed by the Board (pursuant to this Section) shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum exists shall be the act of such Committee. Action may be taken by any such Committee without a meeting by a writing signed by all its members. Any such Committee shall prescribe its own rules for calling and holding meetings and its methods of procedure, subject to any rules prescribed by the Board, and shall keep a written record of all action taken by the Committee.

Section 6. Compensation and Expenses.

     Directors shall be entitled to such compensation in their capacities as Directors and to reimbursement for such expenses as the Board periodically determines in its sole discretion. Members of Board Committees shall be entitled to such additional compensation in their capacities as Committee members and to reimbursement for such additional expenses as the Board periodically determines in its sole discretion.

Section 7. Bylaws.

     For its own government, the Board may adopt bylaws consistent with the Articles of Incorporation and these Regulations.

Section 8. Amendment of Article IV.

     Notwithstanding any contrary provision in the Regulations, amendments to any provisions of this Article IV shall require the affirmative vote of the holders of seventy-five percent (75%) of the Shares; provided, however, that any such amendments shall, instead, be governed by the Shareholder voting requirements of Section 1 of Article X of these Regulations if: (i) the Corporation has no Interested Shareholder (as defined in Section 1 of Article IX) and the proposed amendment is first approved by a majority vote of the whole Board, or (ii) the Corporation has an Interested Shareholder and the proposed amendment is first approved by a two-thirds (2/3) majority of the Continuing Directors (as defined in Section 1 of Article IX).

ARTICLE V

OFFICERS

Section 1. Designation and Qualification.

          a. The Officers of the Corporation may consist of: (i) a Chairman of the Board (who must be a Director), (ii) a Vice-Chairman of the Board (who must also be a Director), (iii) a President (who must also be a Director), (iv) a Secretary, (v) a Treasurer, and (vi) one or more Executive Vice-Presidents and Senior Vice-Presidents, Assistant Officers and such other Officers as the Board periodically determines. The same Person may hold any two (2) or more Officerships. The President or the Chairman of the Board shall serve as the Corporation's Chief Executive Officer (CEO) as periodically determined by the Board. In its discretion, the Board may also designate an Executive Vice-President or a Senior Vice-President as the Corporation's Chief Operating Officer (COO).

          b. At the Annual Reorganizational Board Meeting (or at any other Special or Regular Board Meeting called for the purpose of electing Officers), the Board shall elect all Officers to serve until the expiration of their respective terms of office (as determined by the Board) and until their respective successors are elected, or until their earlier death, resignation, disqualification, or removal from office. The terms of office for each Officership shall be periodically determined by the Board.

          c. Subject to the qualifications designated in this Section 1, any person may serve or be elected as an Officer for an unlimited number of consecutive or non-consecutive terms.

Section 2. Officer Vacancies and Succession.

          a. Officer vacancies shall occur from an Officer's disqualification, death, resignation or removal (with or without cause) from office.

          b. Without prior notice or demand, any Officer may be removed at any time from office (with or without cause) by the Board, unless such removal is subject to the terms of a written contract between the Officer and the Corporation.

          c. Unless an Officer's resignation is subject to the terms of a written contract between the Officer and the Corporation, an Officer may resign from office at any time by delivering or mailing (by certified, United States mail) written notice of the resignation to the Board or to any Officer (other than the resigning Officer) and, unless the notice specifies a later resignation date, the resignation shall be effective upon actual receipt of the notice.

          d. The Board shall fill all Officer vacancies, however created, by electing (when and as determined by the Board) successor Officers to serve until the expiration of their respective terms of office. Prior to any such action by the Board, the Vice-Chairman shall fill any vacancy in the office of the Chairman of the Board and the President shall fill any vacancy in the office of the Vice-Chairman of the Board.

Section 3. Powers and Duties of Officers.

          a. Chairman of the Board. The Chairman of the Board shall preside at all Shareholder and Board Meetings; may serve as the Chief Executive Officer (CEO) of the Corporation, if the Board so determines; and generally shall perform all duties incident to the office and such other duties and responsibilities as the Board periodically requires.

          b. Vice-Chairman of the Board. The Vice-Chairman of the Board shall perform all duties and responsibilities of the Chairman of the Board during the Chairman's absence or incapacity, until the Board otherwise directs, and shall perform such other duties and responsibilities as the Board periodically requires.

          c. President. The President of the Corporation shall perform all duties and responsibilities of the Vice-Chairman of the Board during the Vice-Chairman's absence or incapacity; ensure that all Board orders and actions are implemented; sign the Corporation's documents; exercise general executive supervision, management and control over the Corporation's affairs, property, personnel, businesses, activities, other Officers and funds; may serve as the Chief Executive Officer (CEO) of the Corporation, if the Board so determines; and generally shall perform all duties incident to the office and such other duties and responsibilities as the Board periodically requires.

          d. Executive and Senior Vice-President(s). Any Executive and Senior Vice-President(s) of the Corporation shall, upon request of the Board, perform such portion or all of the duties and responsibilities of the President during the President's absence or incapacity, until the Board otherwise directs; shall otherwise report to the President; and shall perform such other duties and responsibilities as the Board or the President periodically requires.

          e. Secretary. The Secretary of the Corporation shall: take and maintain (or cause to be taken and maintained) Minutes of all Shareholder Meetings and all Board Meetings; unless otherwise provided herein, give (or cause to be given) Notice of all Shareholder Meetings and all Director Meetings as required by these Regulations; maintain (or cause to be maintained) the Corporation's Seal (if any) and all books, records and other documents of the Corporation; maintain (or cause to be maintained) a record of all Shares (whether evidenced by a Share Certificate or non-certificated) and all Shareholders; report to the President; and generally perform all duties incident to the office and such other duties and responsibilities as the Board or the President periodically requires.

          f. Treasurer. The Treasurer of the Corporation shall: maintain (or cause to be maintained) custody of the Corporation's funds, securities, properties, and other assets as periodically required by the Board; prepare (or cause to be prepared) accurate financial accounts and statements of the Corporation's financial condition, as periodically required by the Board; maintain (or cause to be maintained) accurate accounts of all funds received and paid by the Corporation and all other financial transactions of the Corporation; report to the President; and generally perform all duties incident to the office and such other duties and responsibilities as the Board or the President periodically requires.

          g. Other Officers. Any other Officer(s) of the Corporation shall report to the President and shall have such duties and responsibilities and such titles as the Board or the President periodically requires.

ARTICLE VI

INDEMNIFICATION OF SHAREHOLDERS, DIRECTORS,
OFFICERS, EMPLOYEES AND AGENTS

Section 1. Definitions.

     For purposes of this Article, the following words and phrases shall have the meanings designated below:

          a. "Claim" means, with respect to any Indemnified Individual, any and all threatened, pending or completed claims, actions, suits or proceedings (whether civil, criminal, administrative, investigative or otherwise and whether under State or Federal law) and any and all appeals related thereto; and

          b. "Indemnified Individual" means, subject to Section 8 of this Article, such of the following as the Board may determine (by a majority vote of a quorum of disinterested Directors): all past, present and future Shareholders, Directors, Officers, employees and other agents of the Corporation acting in any capacity at the request of or on behalf of the Corporation; and

          c. "Liabilities" means any and all judgments, decrees, fines, investigation costs, penalties, expenses, fees, amounts paid in settlement, costs, losses, expenses (including, but not limited to, attorneys' fees and court costs), charges, and any other liabilities actually and reasonably incurred by an Indemnified Individual with respect to any Claim, either before or after final disposition of the Claim.

Section 2. Indemnification for Third-Party Claims.

     To the fullest extent authorized or permitted by law, the Shareholders hereby determine that the Corporation shall indemnify and save harmless any and all Indemnified Individuals from and against all Liabilities arising or resulting from any Claim (other than a Claim by or in the right of the Corporation), under which the Indemnified Individual is a party or participant because of actions or omissions of the Corporation or of the Indemnified Individual or of any Shareholder, Director, Officer, employee, agent or other Person acting in any capacity at the request of or on behalf of the Corporation, if such Indemnified Individual has acted in good faith and in a manner the Indemnified Individual reasonably believed to be in and not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, if the Indemnified Individual had no reasonable cause to believe the Indemnified Individual's conduct was unlawful; provided, however, that (unless otherwise determined by a majority vote of a quorum of disinterested Directors) the Corporation shall not indemnify or save harmless an Indemnified Individual for such Person's willful misconduct.

Section 3. Indemnification for Claims by or in the Right of the Corporation.

     To the fullest extent authorized or permitted by law, the Shareholders hereby determine that the Corporation shall indemnify and save harmless any and all Indemnified Individuals from and against all Liabilities arising or resulting from any Claim by or in the right of the Corporation, under which the Indemnified Individual is a party or participant because of actions or omissions of the Corporation or of the Indemnified Individual or of any Shareholder, Director, Officer, employee, agent or other Person acting in any capacity at the request of or on behalf of the Corporation, if the Indemnified Individual acted in good faith and in a manner the Indemnified Individual reasonably believed to be in (or not opposed to) the best interests of the Corporation; provided, however, that the Corporation shall not indemnify or save harmless an Indemnified Individual for (i) such Person's adjudicated negligence or misconduct in the performance of the Indemnified Individual's duty to the Corporation, or (ii) a violation of Section 1701.95 of the Ohio Revised Code.

Section 4. Release from Liability and Contribution.

     To the fullest extent authorized or permitted by law, no Indemnified Individual shall be liable to the Corporation or to any other Person and no Claim shall be maintained against any Indemnified Individual by the Corporation (or, for the Corporation's benefit, by any other Shareholder) because of any action or omission (except for willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested Directors) of such Indemnified Individual in any capacity at the request of or on behalf of the Corporation; provided, however, that an Indemnified Individual shall be liable to the Corporation for the Indemnified Individual's willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested Directors. To the fullest extent authorized or permitted by law, no Indemnified Individual shall be responsible for or be required to contribute to the payment of any Liabilities incurred by the Corporation or by any other Indemnified Individual because of the actions or omissions (except for willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested Directors) of any Indemnified Individual serving in any capacity at the request of or on behalf of the Corporation; provided, however, that an Indemnified Individual shall be liable to the Corporation and to any other Indemnified Individual for the Indemnified Individual's willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested Directors.

Section 5. Subrogation.

     To the extent of any payment by the Corporation under this Article, the Corporation: (i) shall be subrogated to all the Indemnified Individual's rights of recovery from any other Person and, as a condition precedent to any indemnification or other rights under this Article, such Indemnified Individual shall execute all reasonable documents and take all reasonable actions requested by the Corporation to implement the Corporation's right of subrogation, and (ii) hereby waives any right of subrogation against or contribution from an Indemnified Individual.

Section 6. Insurance and Similar Protection.

     Whether or not the indemnification, release and other provisions of Section 2, Section 3 or Section 4 of this Article apply, the Corporation may purchase and maintain insurance upon and/or furnish similar protection (including, but not limited to: trust funds, letters of credit and self-insurance) for any Indemnified Individual to cover any Liabilities such Indemnified Individual might incur from the exercise of the Indemnified Individual's duties for the Corporation or from such Indemnified Individual's capacity as an agent or representative of the Corporation.

Section 7. Other Rights.

     The provisions of this Article shall be in addition to and shall not exclude or limit any rights or benefits to which any Indemnified Individual is or may be otherwise entitled: (a) as a matter of law or statute; (b) by the Articles of Incorporation, Regulations or any bylaws; (c) by any agreement; (d) by the vote of Shareholders or Directors; or (e) otherwise.

Section 8. Conditions and Limitations.

          a. As a condition precedent to the indemnification, release and/or performance of any other obligation of the Corporation under this Article, the Indemnified Individual must first: (1) promptly notify the President or Secretary of the Corporation of any actual or potential Claim; and (2) authorize and permit the Corporation, in its sole discretion, to choose any legal counsel to defend and otherwise handle the Claim and all proceedings and matters related thereto (including, but not limited to, any counter-claims, cross-claims and defenses); and (3) permit the Corporation to assume total, complete and exclusive control of the Claim and all proceedings and matters related thereto (including, but not limited to, any counter-claims, cross-claims and defenses); and (4) in all respects, cooperate with the Corporation and its counsel in the defense of the Claim and in the prosecution of any counter-claims, cross-claims and defenses.

          b. At the Corporation's option, the Corporation's obligations under this Article may cease and terminate (without notice or demand): (i) if the Indemnified Individual is an employee of the Corporation, upon termination of the Indemnified Individual's employment with the Corporation, or (ii) if the Indemnified Individual is a Director or Officer, upon removal of such Director or Officer for cause (as determined by the Board) in accordance with these Regulations.

ARTICLE VII

SHARES

Section 1. Certificates and Share Records.

          a. Except as provided in Section 1(b) hereof, Certificates (herein called "Certificates" or "Share Certificates") evidencing ownership of Shares shall be issued and registered (on the Corporation's Share records) to the lawful owner or holder of such Shares upon full payment therefor. All Certificates shall contain such signatures and information as required by these Regulations and Ohio law and shall be of such tenor and design as the Board periodically determines.

          b. The Board, subject to the immediately succeeding paragraph, may provide by resolution that some or all of any or all classes and series of Shares of the Corporation shall be non-certificated Shares, provided that the resolution shall not apply to Shares represented by a Share Certificate until the Share Certificate is surrendered to the Corporation and the resolution shall not apply to a certificated security issued in exchange for a non-certificated security. With in a reasonable time after issuance or transfer of non-certificated Shares, the Corporation shall send to the registered owner of the Shares a written notice containing the information required to be set forth or stated on Share Certificates in accordance with all applicable laws. Except as expressly provided by law, the rights and obligations of the holders of non-certificated shares and the rights and obligations of the holders of Share Certificates representing Shares of the same class and series shall be identical.

             Notwithstanding the foregoing provision of this Section 1(b), a Shareholder of record shall at all times have the right to receive one or more Share Certificates for some or all of the Shares held of record by such Shareholder in accordance with Section 1(a) hereof by making a written request therefore to the Corporation or any transfer agent for the applicable class of Shares, accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness of such request; provided, however, that Shareholders holding Shares of the Corporation under one or more of the Corporation’s benefit plans for officers, directors and/or employees shall have no such right to have Share Certificates issued unless such a right is provided for under the applicable benefit plan or otherwise ordered by the Board or a Committee thereof.

          c. The Secretary of the Corporation shall maintain (or cause to be maintained) a record of all Shares (whether evidenced by a Share Certificate or non-certificated), the registered owner or holder thereof, the date of issuance and cancellation, and any other information the Board periodically requires.

          d. A Person in whose name Shares are recorded on the books of the Corporation shall conclusively be deemed the unqualified owner of such Shares for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be obligated to recognize any equitable interest in or claim to such Shares by any other Person, whether disclosed upon the Share Certificate or otherwise.

          e. All Share Certificates shall be transferable in person or by attorney; provided, however, that (except as otherwise provided in Section 2 of this Article) no Share transfer shall be entered upon the Corporation's records until the previous Share Certificates for such Shares have been surrendered and cancelled. Any non-certificated Shares shall be transferable in person or by attorney upon written request in form and substance acceptable to the Corporation or any transfer agent for the applicable class of Shares, accompanied by a duly endorsed stock power and/or such other assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness thereof.

Section 2. Lost, Stolen or Destroyed Share Certificates.

     Subject to the provisions of Section 1(b) of this Article VII, the Board may issue new Share Certificates to replace lost, stolen or destroyed Certificates. In its sole discretion, the Board may first require the registered Shareholder to indemnify the Corporation and/or to furnish a bond to the Corporation from such sureties, for such amount, and with such terms and conditions as the Board determines to protect the Corporation, its Shareholders, Directors, Officers, employees, agents and/or any other Person from injury or damage by issuance of a new Share Certificate.

Section 3. Cancellation of Share Certificates.

     Subject to the provisions of Section 1(b) of this Article VII, in its sole discretion, the Board shall determine whenever any outstanding Share Certificates shall be cancelled and exchanged for other Share Certificates and shall order and require the holders of such outstanding Share Certificates to surrender them for such purposes. Until compliance with the Board's order, all rights of the holder (as a Shareholder) of any such Share Certificates shall be suspended with respect to the Share(s) represented thereby.

Section 4. Transfer of Shares.

          a. Shares may be transferred on the Corporation's Share records by the registered holder, by the Shareholder's legally empowered attorney, or by the Shareholder's legal representative upon written request in form and substance acceptable to the Corporation or any transfer agent for the applicable class of Shares, accompanied by a duly endorsed stock power and/or such other assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness thereof.

          b. After the Board fixes a Record Date for any Shareholder Meeting, for the payment of a dividend or for the exercise of any Shareholder rights, no Shares shall be transferred on the Corporation's Share records until immediately after the occurrence of such event.

ARTICLE VIII

OTHER INSTRUMENTS

Section 1. Prior Instruments.

     These Regulations supersede and nullify any and all prior regulations, constitutions, bylaws and similar instruments previously adopted by the Shareholders and/or the Board.

Section 2. Conflicts of Instruments.

     In the event of a conflict between these Regulations and any other instrument, bylaw, rule, regulation, document or policy of the Corporation, these Regulations shall be superior to any such other instrument, bylaw, rule, document, regulation and policy of the Corporation (except as expressly stated herein), and the Articles of Incorporation shall be superior to these Regulations.

ARTICLE IX

FAIR PRICE AND SUPER VOTE REQUIREMENTS
IN CERTAIN BUSINESS COMBINATIONS

Section 1. Definitions.

          a. "Affiliate" or "Associate" shall have the respective meanings given to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1989, or as may thereafter be amended.

          b. A Person shall be a "Beneficial Owner" of any Voting Shares (as defined in this Article): (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such Person or any of its Affiliates or Associates has by itself or with others (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

          c. "Business Combination" shall include: (i) any merger or consolidation of the Corporation or any of its subsidiaries with or into an Interested Shareholder (as defined in this Article), regardless of which Person is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, or other disposition (in one transaction or a series of transactions) from the Corporation or any of its subsidiaries to an Interested Shareholder, or from an Interested Shareholder to the Corporation or any of its subsidiaries, of assets having an aggregate Fair Market Value (as defined in this Article) of ten percent (10%) or more of the Corporation's total shareholders equity; (iii) the issuance, sale or other transfer by the Corporation or any subsidiary thereof of any securities of the Corporation or any subsidiary thereof to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all holders of Shares of the Corporation); (iv) the acquisition by the Corporation or any of its subsidiaries of any securities of an Interested Shareholder; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder; (vi) any reclassification or recapitalization of the Voting Shares or other securities of the Corporation if the affect, directly or indirectly, of such transaction is to increase the relative voting power of an Interested Shareholder; or (vii) any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

          d. "Continuing Director" shall mean any member of the Board who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder; any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is approved to succeed a Continuing Director by the Continuing Directors; any member of the Board who is appointed to fill a vacancy on the Board, who is unaffiliated with the Interested Shareholder, and who is approved by the Continuing Directors.

          e. "Fair Market Value" shall mean: (i) in the case of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof), the highest sales price or bid quotation, as the case may be, reported for securities of the same class or series traded on the national securities exchange or in the over-the-counter market during the thirty (30) day period immediately prior to the date in question or, if no such report or quotation is available, the Fair Market Value as determined by the Continuing Directors; and (ii) in the case of other securities and of other property or consideration (except cash), the Fair Market Value as determined by the Continuing Directors; provided, however, if the power and authority of the Continuing Directors ceases and terminates pursuant to Section 6 of this Article as a result of there being less than five (5) Continuing Directors at any time, then (a) for purposes of clause (ii) of the definition of "Business Combination," any sale, lease, exchange, mortgage, pledge, or other disposition of assets from the Corporation or any of its subsidiaries to an Interested Shareholder or from an Interested Shareholder to the Corporation or any of its subsidiaries, regardless of the Fair Market Value thereof, shall constitute a Business Combination, and (b) for purposes of paragraph 1 of Section 4 of this Article, in determining the amount of consideration received or to be received per Share by the Independent Shareholders in a Business Combination, there shall be excluded all consideration other  than cash and the Fair Market Value of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (of any successor thereof) for which there is a reported sales price or bid quotation, as the case may be, during the thirty (30) day period immediately prior to the date in question.

          f. "Independent Shareholder" shall mean all holders of Shares of the Corporation other than the Interested Shareholder engaged in or proposing the Business Combination.

          g. "Interested Shareholder" shall mean: (a) any Person (other than the Corporation or any of its subsidiaries), and (b) the Affiliates and Associates of such Person, who (or which together) are: (i) the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the then outstanding Voting Shares; or (ii) an assignee of or other Person who has succeeded to any Voting Shares which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933. Notwithstanding any contrary provision in this Section 1(g): (i) no Trust Department or designated fiduciary or other trustee of such Trust Department of the Corporation or a subsidiary of the Corporation, or similar fiduciary capacity of the Corporation with direct voting control of the outstanding Voting Shares shall be included or considered as an Interested Shareholder, and (ii) no profit sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Corporation or any of its subsidiaries and no trustee of any such plan (in its capacity as such trustee) shall be included or considered as an Interested Shareholder.

          h. A "Person" shall mean an individual, partnership, trust, corporation, limited liability company or other entity and further includes any two (2) or more of the foregoing acting in concert.

          i. "Voting Shares" shall mean all outstanding Common Shares and Voting Preferred Shares of the Corporation.

          j. All definitions contained in Article I of these Regulations shall also apply to this Article IX, unless (and to the extent that) such definitions conflict with the definitions in this Section 1.

Section 2. Supermajority Vote to Effect Business Combination.

     No Business Combination shall be effected or consummated unless: (1) authorized and approved by Continuing Directors and, if otherwise required by law to authorize or approve the transaction, by the affirmative vote of the holders of such Shares as are mandated by the Ohio Revised Code; or (2) authorized and approved by the affirmative vote of holders of not less than seventy-five percent (75%) of the outstanding Voting Shares voting together as a single class. The authorization and approval required by this Section 2 are in addition to any authorization and approval required by Section 3 of this Article.

Section 3. Conditions Required to Effect Business Combination.

     No Business Combination shall be effected or consummated unless: (1) all the fair price and other conditions and requirements set forth in Section 4 of this Article have been satisfied; or (2) authorized and approved by the Continuing Directors; or (3) authorized and approved by the affirmative vote of holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares held by all Independent Shareholders voting together as a single class. Any authorization and approval required by this Section 3 are in addition to any authorization and approval required by Section 2 of this Article.

Section 4. Conditions and Requirements to Fair Price.

     All the following conditions and requirements must be complied with in order for subitem (1) of Section 3 of this Article to be satisfied:

          a. The cash and Fair Market Value of the property, securities or other consideration to be received by the Independent Shareholders in the Business Combination per Share for each Share of the Corporation must not be less than the sum of: (i) the highest per Share price (including brokerage commissions, transfer taxes, soliciting dealer's fees and similar payments)paid by the Interested Shareholder in acquiring any Shares; and (ii) the amount, if any, by which interest on the per Share price, calculated at the Treasury Bill rate periodically in effect (from the date the Interested Shareholder first became an Interested Shareholder until the Business Combination has been consummated) exceeds the per Share amount of cash dividends received by the Independent Shareholders during such period (for purposes of this Subparagraph, the "Treasury Bill Rate" mean, for each calendar quarter or part thereof, the interest rate of the last auction in the preceding calendar quarter of ninety-one (91)-day United States Treasury Bills expressed as a bond equivalent yield); for purposes of this Section 4a., per Share amounts shall be appropriately adjusted for any recapitalization, reclassification, Share dividend, Share split, reverse split, or other similar transaction. Any Business Combination which does not result in the Independent Shareholders' receiving consideration for or in respect of their Shares shall not be treated as complying with the requirements of this Section 4a.

          b. The form of the consideration to be received by the Independent Shareholders owning the Shares must be the same as was previously paid by the Interested Shareholder(s); provided, however, that if the Interested Shareholder previously paid for such Shares with different forms of consideration, the form of the consideration to be received by the Independent Shareholders must be in the form as was previously paid by the Interested Shareholder in acquiring the largest number of Shares. The provisions of this Section 4b. are not intended to diminish the aggregate amount of cash and Fair Market Value of any other consideration that any holder of Shares is otherwise entitled to receive upon the liquidation or dissolution of the Corporation, under the terms of any contract with the Corporation or an Interested Shareholder, or otherwise.

          c. From the date the Interested Shareholder first becomes an Interested Shareholder until the Business Combination has been consummated, the following requirements must be complied with unless the Continuing Directors otherwise determine: (i) the Interested Shareholder has not received, directly or indirectly, the benefit (except proportionately as a holder of Shares) of any loan, advance, guaranty, pledge, or other financial assistance, tax credit or deduction, or other benefit from the Corporation or any of its subsidiaries; (ii) there shall have been no failure to declare and pay in full (when and as due or scheduled) any dividends required to be paid on any class or series of Shares; (iii) there shall have been (a) no reduction in the annual rate of dividends paid on Common Shares (except as necessary to reflect any split of the Common Shares), and (b) an increase in the annual rate of dividends as necessary to reflect reclassification (including a reverse split), recapitalization or any similar transaction which has the effect of reducing the number of outstanding Common Shares; and (iv) there shall have been no amendment or other modification to any profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension or other employee benefit plan of the Corporation or any of its subsidiaries the effect of which is to change in any manner the provisions governing the voting of any Shares of the Corporation in or covered by such plan.

          d. A proxy or information statement describing the Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing that Act and the rules and regulations thereunder) has been mailed at least thirty (30) days prior to the completion of the Business Combination to the holders of all outstanding Voting Shares. If deemed advisable by the Continuing Directors, the proxy or information statement shall contain a recommendation by the Continuing Directors as to the advisability (or inadvisability)of the Business Combination and/or an opinion by an investment banking firm, selected by the Continuing Directors and retained at the expense of the Corporation, as to the fairness (or unfairness) of the Business Combination to the Independent Shareholders.

Section 5. Other Applicable Voting Requirements.

     The affirmative votes or approvals required to be received from holders of the Shares of the Corporation under Sections 2, 3, and 9 of this Article shall apply even though no vote of a lesser percentage vote may be required by law or by other provisions of these Regulations, or otherwise. Any authorization, approval or other action of the Continuing Directors under this Article is in addition to any required authorization, approval or other action of the Board.

Section 6. Continuing Directors.

     All actions required or permitted to be taken in these Regulations by the Continuing Directors shall be taken with or without a meeting by the vote or written consent of two-thirds (2/3) of the Continuing Directors, regardless of whether the Continuing Directors constitute a quorum of the members of the Board then in office. If the number of Continuing Directors is at any time less than five (5), all power and authority of the Continuing Directors under this Article shall thereupon cease and terminate, including (without limitation) the authority of the Continuing Directors to authorize and approve a Business Combination Sections 2 and 3 of this Article and to approve a successor Continuing Director. Two-thirds (2/3) of the Continuing Directors shall have the power and duty (consistent with their fiduciary obligations) to determine for the purpose of this Article, on the basis of information known to them: (1) whether any Person is an Interested Shareholder; (2) whether any Person in an Affiliate or Associate ; (3) whether any Person has an agreement, arrangement, or understanding with another or is acting in concert with another; and (4) the Fair Market Value of property, securities or other considerations (other than cash). The good faith determination of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article.

Section 7. Effects on Fiduciary Obligations of Interested Shareholders.

     Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

Section 8. Further Considerations to Effect Business Combination.

     No Business Combination (as defined in this Article) shall be effected or consummated unless, in addition to the consideration set forth in Sections 2, 3, 4, 5 and 6 of this Article, the Board (including the Continuing Directors) shall consider all of the following factors and any other factors which the Board deems relevant: (1) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (2) the business and financial conditions and earnings prospects of the Interested Shareholder, including (but not limited to) debt services another existing or likely financial obligations of the Interested Shareholder, and the possible effect thereof on other elements of the communities in which the Corporation and its subsidiaries operate or are located, and (3) the competence, experience and integrity of the Interested Shareholder and his, its or their management.

Section 9. Repeal.

     Notwithstanding any other provisions of these Regulations and notwithstanding the fact that a lesser percentage vote may be required by law or other provision of these Regulations, the provisions of this Article may not be repealed, amended, supplemented or otherwise modified, unless: (1) the Continuing Directors (or, if there is no Interested Shareholder, a majority vote of the whole Board) recommend such repeal, amendment, supplement or modification and such repeal, amendment, supplement or modification is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares; or (2) such repeal, amendment, supplement or modification is approved by the affirmative vote of holders of (a) not less than seventy-five percent (75%) of the outstanding Voting Shares voting together as a single class, and (b) not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares held by all Independent Shareholders voting together as a single class.

ARTICLE X

AMENDMENTS AND MISCELLANEOUS

Section 1. Amendments.

          a. Except as otherwise expressly provided in these Regulations, the Shareholders may repeal or amend these Regulations or adopt amended regulations: (i) at any Shareholder Meeting (with previous notice of such amendment, repeal or adoption), by the affirmative vote of the registered holders of a majority of the Shares represented in person or by proxy at such Shareholder Meeting, or (ii) without a Shareholder Meeting, by the written consent of the registered holders of a majority of the Shares.

          b. If these Regulations are amended or amended regulations are adopted without a Shareholder Meeting, the Secretary of the Corporation (or any other Officer) shall forthwith mail a copy of the amendment to these Regulations or the amended regulations to each Shareholder who did not participate in the adoption of the amendment or the amended regulations.

Section 2. Miscellaneous.

          a. When acting on the Corporation's behalf, no Shareholder, Director, Officer, employee, or other agent of the Corporation shall discriminate against any Person because of race, religion, color, creed, sex, national origin, or handicap.

          b. If any provision or Article of these Regulations is ever judicially determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision or Article of these Regulations.

LNB BANCORP, INC.
457 BROADWAY
LORAIN, OH 44052

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LNB Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LNBBA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LNB BANCORP, INC.

Vote on Directors			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect as directors the nominees set forth below (except as marked to the contrary to the right):		All	All	Except
01) Daniel P. Batista 02) Eugene M. Sofranko 03) Donald F. Zwilling, CPA.			☐	☐	☐

Vote on Proposal							For	Against	Abstain

2.	Approval of an amendment to the LNB Bancorp, Inc. Code of Regulations:						☐	☐	☐

If any other matters properly come before the meeting, the persons named in this Proxy will vote the shares represented by this Proxy in their discretion.

     The Board of Directors unanimously recommends a vote “For” both proposals. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made with respect to any proposal specified herein, this Proxy will be voted for the proposals.

Note: Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please be sure to sign and date this Proxy in the box below.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

LNB BANCORP, INC.
457 BROADWAY
LORAIN, OHIO 44052

Please act promptly. Sign, date & mail your Proxy Card today.

Revocable Proxy
LNB Bancorp, Inc.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoint James R. Herrick, Daniel E. Klimas, Terry M. White, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated hereon, all the common shares of LNB Bancorp, Inc. held of record by the undersigned on February 23, 2007, at the Annual Meeting of Shareholders to be held on April 17, 2007, or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)